4Q 2014 ALEXANDRIA REAL ESTATE EQUITIES, INC. EARNINGS PRESS RELEASE AND SUPPLEMENTAL INFORMATION | NYSE:ARE

ALEXANDRIA®

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2014

Cambridge

New York City

San Francisco

Collaborative Science and Technology Campuses in Urban Innovation Clusters

WWW.ARE.COM

PROPRIETARY MATERIALS © 2015 ALEXANDRIA REAL ESTATE EQUITIES, INC.

CONFERENCE CALL INFORMATION:

Tuesday, February 3, 2015
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

Number: (800) 723-6498 or (785) 830-7989
Confirmation Code: 1191912

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

URBAN INNOVATION CLUSTER CAMPUSES

Developer of highly dynamic and collaborative ecosystems that inspire innovation

FOCUS ON CLASS A MISSION-CRITICAL FACILITIES

Provider of innovative, efficient, and creative space to enhance ability of high-quality client tenants to successfully recruit and retain world-class talent

DISCIPLINED ALLOCATION OF CAPITAL

Invest in high-quality value-creation projects in long-term higher value submarkets

High-value, Class A assets in AAA locations drive productivity and success for Alexandria's innovative client tenants

Focus on growth in FFO per share and NAV

WWW.ARE.COM

PROPRIETARY MATERIALS © 2015 ALEXANDRIA REAL ESTATE EQUITIES, INC.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Table of Contents

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 6 of the earnings press release for further information.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	i

Alexandria Real Estate Equities, Inc.
Reports

Fourth Quarter and Year Ended December 31, 2014
Financial and Operating Results

Total Return of 44.7% in 2014

FFO Per Share – Diluted, as Adjusted, of $4.80 for 2014, up 9.1% over 2013
EPS – Diluted of $1.01 for 2014
Total Revenues of $726.9 million for 2014
NOI of $508.6 million for 2014

PASADENA, CA. – February 2, 2015 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) today announced financial and operating results for the fourth quarter and year ended December 31, 2014.

“As we report our results for the fourth quarter and year ended December 31, 2014, we are very pleased with the execution of our strategic business plan resulting in our 2014 total return performance of 44.7%. In 2014, we celebrated the 20th anniversary of the founding of Alexandria. We began the year with confidence in our business, driven by continued strong performance in the core asset base, positive factors resulting in accelerating demand for our Class A science and technology properties in our urban innovation cluster campuses, a valuable near-term development pipeline primed to deliver continued growth, and a disciplined approach to allocation of capital. At the end of 2014, occupancy of our operating properties was 97%. Our growth for both cash rental rates from lease renewals/re-leasing of space and cash same property NOI were greater than 5% for 2014. Additionally, our current value-creation pipeline aggregating 2.3 million rentable square feet was 90% leased or under negotiation as of December 31, 2014.

Transitioning into 2015, we continue to remain focused on allocating our precious capital into markets with strong fundamentals, accelerating demand, and limited supply. With overlapping demand from both the science and technology sectors in markets such as Mission Bay/SoMA and Cambridge, as well as strong rental rate growth across many of our key urban markets, we remain confident in our ability to deliver consistent and solid growth in FFO per share and NAV in 2015,” said Joel S. Marcus, Chairman, Chief Executive Officer, and Founder of Alexandria Real Estate Equities, Inc.

Results

•	Funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s (“Alexandria’s”) common stockholders – diluted, as adjusted:

•	$1.23 per share for 4Q14, up 6.0%, compared to $1.16 per share for 4Q13

•	$4.80 per share for 2014, up 9.1%, compared to $4.40 per share for 2013

•	$87.9 million for 4Q14, up $5.4 million, or 6.5%, compared to $82.5 million for 4Q13

•	$341.6 million for 2014, up $42.4 million, or 14.2%, compared to $299.1 million for 2013

Results (continued)

•	Net (loss) income attributable to Alexandria’s common stockholders – diluted:

•	$(16.2) million, or $(0.23) per share, for 4Q14 compared to
$36.2 million, or $0.51 per share, for 4Q13

•	$72.1 million, or $1.01 per share, for 2014 compared to
$108.8 million, or $1.60 per share, for 2013

•
Results for 4Q14 and 2014 include an aggregate $46.2 million net loss and $45.9 million net loss, respectively, or $0.65 per share for each period, related to impairments of real estate assets held for sale, loss on early extinguishment of debt, and a preferred stock redemption charge, offset slightly by gains on sales of real estate

Core operating metrics

•	Total revenues:

•	$188.7 million for 4Q14, up $19.9 million, or 11.8%, compared to
$168.8 million for 4Q13

•	$726.9 million for 2014, up $95.7 million, or 15.2%, compared to
$631.2 million for 2013

•	Net operating income (“NOI”), including our share of unconsolidated joint ventures:

•	$132.7 million for 4Q14, up $13.8 million, or 11.6%, compared to
$118.9 million for 4Q13

•	$508.6 million for 2014, up $66.5 million, or 15.0%, compared to
$442.1 million for 2013

•	Same property NOI growth:

•	Up 3.6% and 6.7% (cash basis) for 4Q14, compared to 4Q13

•	Up 4.5% and 5.5% (cash basis) for 2014, compared to 2013

•	Leasing activity during 4Q14:

•	Executed leases for 581,660 rentable square feet (“RSF”)

•	10.1% and 2.4% (cash basis) rental rate growth on lease renewals and re-leasing of space

•	Leasing activity during 2014:

•	Executed leases for 2,768,833 RSF

•	13.3% and 5.4% (cash basis) rental rate growth on lease renewals and re-leasing of space

•	Occupancy for properties in North America, as of 4Q14:

•	97.0% occupancy for operating properties, up 110 basis points (“bps”) from 4Q13

•	96.1% occupancy for operating and redevelopment properties, up 60 bps from 4Q13

•	Operating margins solid at 70% for 4Q14 and 2014

•	Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”)
margins solid at 65% for 4Q14 and 2014

•	56% of total annualized base rent (“ABR”) from investment-grade client tenants

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	1

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Recent transactions impacting net (loss) income attributable to
Alexandria’s common stockholders (in thousands, except per share amounts)

	4Q14	4Q13	2014	2013
Impairment of investments	$—	$(853)	$—	$(853)
Acquisition-related expenses	—	(1,446)	—	(1,446)
Impairment of real estate	(51,675)	—	(51,675)	—
Loss on early extinguishment of debt	—	—	(525)	(1,992)
Gain (loss) on sales of real estate – rental properties	1,838	—	1,838	(121)
Gain on sales of real estate – land parcels	5,598	4,052	6,403	4,824
Preferred stock redemption charge	(1,989)	—	(1,989)	—
Total	$(46,228)	$1,753	$(45,948)	$412
Per diluted share	$(0.65)	$0.02	$(0.65)	$0.01

External growth: value-creation projects and acquisitions

Value-creation projects

•	Development and redevelopment value-creation projects were on average 90% leased or under negotiation

•	4Q14 key deliveries of value-creation projects:

•	61,941 RSF to Illumina, Inc., Medivation, Inc., and Clovis Oncology, Inc. at 499 Illinois Street in our Mission Bay submarket

•	42,047 RSF to Receptos, Inc. at 3033 Science Park Road in our Torrey Pines submarket

•	4Q14 key commencements of value-creation development projects:

•	Expanded our value-creation development project at 5200 Illumina Way – Building 6 from 149,663 RSF (leased) to 295,837 RSF to reflect negotiations for the expansion of Building 6 by 146,174 RSF.

•
Commenced a 61,547 RSF value-creation development project at 6040 George Watts Hill Drive, located in our Research Triangle Park submarket; and 100% pre-leased to Fuji Diosynth Biotechnologies U.S.A., Inc.

•
During 4Q14, our value-creation pipeline increased by 416,230 developable SF related to our development opportunities at the following high-quality urban innovative cluster campus locations: 5200 Illumina Way, 10300 Campus Point, and Executive Drive in University Town Center, and Alexandria Center™ at Kendall Square – 50 Rogers Street (residential) in Cambridge.

•	Non-income-producing assets (CIP and land) are expected to decrease from 16% of gross real estate at the end of 4Q14 to 13% by the end of 1Q15.

Acquisitions

•
In November 2014, we acquired a property aggregating 133,731 RSF at 9625 Towne Centre Drive in our University Town Center submarket for $22.3 million. The property is 100% leased until August 31, 2015, after which we plan to commence conversion of this building into tech office through redevelopment.

Acquisitions (continued)

•
In January 2015, we acquired 640 Memorial Drive in the Cambridge submarket for $176.5 million.  This property is a 225,504 RSF Class A, LEED Gold Certified, office/laboratory building in Mid-Cambridge and near the MIT campus, 100% leased to two high-quality life science tenants pursuant to long-term leases. In connection with the acquisition, we assumed a secured note payable of $82.0 million with an interest rate of 3.93% and a maturity date in 2023.  The property is subject to a long-term ground lease. We estimate initial unlevered stabilized yields of 7.5% and 6.4% (cash), respectively, and unlevered average cash yield of 6.8%.

•
In January 2015, we executed an agreement to purchase the outstanding 10% noncontrolling interest in our flagship campus at Alexandria Technology Square® for $108.3 million. The purchase price will be paid in equal installments of $54 million each on April 1, 2015, and April 1, 2016. Alexandria has owned 90% of this 1.2 million RSF urban innovation campus since its purchase from MIT in 2006, and has since doubled its NOI from $30 million in 2006 to $64 million in 2014 with a current unlevered stabilized yield on our existing 90% interest of 8.1% and 7.3% (cash). We estimate initial unlevered stabilized yields of 6.1% and 5.4% (cash) on the purchase of the remaining 10% noncontrolling interest. We believe there is further upside in our projected returns as we are poised to capture significant rent growth from 81% of the leases contractually ending in the next five years. Additionally, we believe we can increase our 1.2 million RSF campus by an additional 100,000 RSF and further increase NOI. The campus is currently 99.5% occupied and subject to a long-term ground lease. After considering the $108.3 million purchase of the outstanding 10% noncontrolling interest in this flagship campus and the anticipated near and medium-term upside in NOI from rental rate growth and campus expansion, we estimate that we can enhance our unlevered yields on our aggregate investment in the campus over the next five years to 8.5% and 8.1% (cash).

Balance sheet

•	$10.4 billion total market capitalization as of December 31, 2014

•	5.6 years weighted average remaining maturity of outstanding debt as of December 31, 2014

•	7.2x net debt to adjusted EBITDA – 4Q14 annualized, 2015 target range is 6.5x to 7.5x

•	3.3x fixed charge cover ratio – 4Q14 annualized, 2015 target range is 3.0x to 3.5x

•
In December 2014, we purchased 513,500 outstanding shares of our 7.0% Series D cumulative convertible preferred stock (“7.0% Series D Convertible Preferred Stock”) at an aggregate price of $14.4 million, or $27.975 per share

LEED statistics and other awards

•	As of December 31, 2014, 30 LEED certified projects aggregating 4.6 million RSF were complete and 25 additional LEED projects aggregating 4.4 million square feet were in process

•
In November 2014, both our East and West towers at the Alexandria Center® for Life Science in New York City, at 430 and 450 East 29th Street in our Manhattan submarket, earned Platinum-level Wired Certification

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Dispositions

Our capital plan to fund our value-creation projects continues to include (i) cash provided by operating activities after dividends, (ii) unsecured debt funding supported by growth in EBITDA, and (iii) sales of land, high-value “core-like” operating assets, and non-core operating assets. In 4Q14 and January 2015, we completed $113.4 million in asset sales and had an additional $122.0 million of assets held for sale. The net proceeds from these sales will be invested into our highly-leased value-creation development projects. See the next page for key NAV considerations for dispositions and assets held for sale.

(Dollars in thousands)	Dispositions
Address / Market / Submarket	Classification at 9/30/14	Square Feet	Annual NOI (1)	Sales Price/NBV (2)		Gain on Sale	4Q14 Impairments
Dispositions in 4Q14
Various / San Francisco Bay Area / South San Francisco	Land	370,307	$802	$31,000	(3)	$—	$24,700	(3)
124 Terry Avenue North / Seattle / Lake Union	Land	200,000	(51)	11,500		3,834	—
Non-Cluster	Land	50,000	—	7,480		1,764	—
			751	49,980		5,598	24,700
Various / San Diego / Sorrento Valley & Sorrento Mesa	Rental Properties	62,346	(471)	7,447	(4)	1,838	—
Dispositions in 4Q14			280	57,427		7,436	24,700

Held for sale at 12/31/14 – dispositions in January 2015
661 University Avenue / Canada / Toronto	Rental Properties	N/A	(1,363)	54,104	(5)	—	16,621	(5)
Pennsylvania	Rental Properties	21,859	3	1,900		—	794
Dispositions in January 2015			(1,360)	56,004		—	17,415

Dispositions in 4Q14 and January 2015			(1,080)	113,431		$7,436	42,115

Held for sale at 12/31/14 – pending sales
500 Forbes Boulevard / San Francisco Bay Area / South San Francisco	Rental Properties	155,685	5,539	107,848	(6)	TBD	9,560	(6)
Other	Rental Properties	100,441	1,124	14,175		TBD	—
Pending sales			6,663	122,023			9,560

Total dispositions completed and remainder of assets held for sale			$5,583	$235,454			$51,675

(1)	Annualized using actual results for the quarter ended prior to date of sale or 4Q14 for assets held for sale at December 31, 2014.

(2)	Represents sale price for assets sold or net book value for pending sales as of December 31, 2014, net of impairment charges recognized in 4Q14.

(3)
During 4Q14, we sold nine non-contiguous land parcels with seven industrial buildings with occupancy of 98% located in the industrial park areas of South San Francisco near Associated Road, Rozzi Place and Eccles Avenue to a single buyer focused on operating, redeveloping and developing industrial properties.  The sale price was approximately $31 million and reduced our developable square footage in aggregate by 370,307 SF.  Additionally, in 4Q14 and prior to the sale, we recognized impairment charges on these land parcels aggregating $24.7 million to reduce their net book value to fair value less cost to sell. We acquired these parcels in 2006 and 2007 with the intention to create an amenity rich campus in South San Francisco. Our goal was to capture significant expansion and growth of major biotech companies prior to the financial crisis in 2008. A significant amount of the expansion plans by major biotech companies were approved by the city of South San Francisco. As we executed very successfully on our Class A campus totaling 407,369 RSF on long-term leases to the investment grade rated tenant, Amgen, Inc. and allocated capital to other high demand urban innovation campuses in Mission Bay and Cambridge, we will invest the sale proceeds immediately into highly-leased value-creation ground-up development projects.

(4)
These properties were classified as held for sale/discontinued operations prior to October 2014, therefore the NOI and gain on sale are classified in “income from discontinued operations” in our consolidated statements of income.

(5)
Represents land and land improvements subject to a ground lease with the Company as a lessee. Our annualized net operating loss of $1.4 million primarily represents ground rent expense. Prior to the sale, our land and land improvements were leased to a tenant and the tenant was completing the construction of a 780,540 RSF building. Rental payments from the tenant were anticipated to commence in the future upon completion and stabilization of the building.

(6)
During 4Q14, we committed to the sale of an operating property with a 155,685 RSF building located in South San Francisco, classified it as “held for sale,” and accordingly, recognized an impairment charge of $9.6 million to reduce its net book value to our estimate of fair value less cost to sell of $107.8 million.  The impairment is primarily related to the write-off of non-cash items related to improvements received from a prior tenant and an acquired below market lease. These non-cash items had a net book value of $17.7 million immediately prior to recognition of the impairment charge. The property was originally acquired in 2007 and is currently leased to an investment grade rated client tenant through 2019. We expect to complete the sale in 2015 at a low-cap rate and immediately invest the proceeds into highly-leased value-creation ground-up development projects.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	3

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Key NAV Considerations for Dispositions and Assets Held for Sale: Net Positive / Increase to NAV

Address / Market / Submarket	Comment	Date of Sale	Amount	NAV Consideration
661 University Avenue / Canada
Sale of land and land improvements that were classified in rental properties as of September 30, 2014. Our initial investment in this project occurred in 2007 pursuant to a ground leasehold interest. Approximately 75% of the impairment of $16.6 million recognized in 4Q14 was related to changes in the foreign exchange rate, taxes and closing costs. The annual net operating loss for the property for 2014 was $1.4 million related to ground rent expense. Prior to the sale, the improvements were leased to a tenant and the tenant was in the process of completing the construction of a 780,540 RSF building. Rental payments from the tenant were anticipated to commence in the future upon completion and stabilization of the building. We believe most net asset value models did not attribute any value to the land and land improvements due to the annual net operating loss of $1.4 million. Accordingly, we believe the sales proceeds of $54.1 million will increase most NAV models.
		January 2015	$54.1 million sale proceeds	Positive

			Eliminate $1.4 million annual net operating loss	Positive

			$16.6 million impairment	Neutral

Various / San Francisco Bay Area / South San Francisco	Impact will depend on valuation assumption prior to sale. Assuming land was valued at cost, the impairment charge would reduce NAV.	December 2014	$31.0 million sale proceeds	Neutral

			$24.7 million impairment	Negative

500 Forbes Boulevard / San Francisco Bay Area / South San Francisco
Impairment consisted primarily of the write-off of non-cash items related to improvements received from a prior tenant and one acquired below market lease. These non-cash items had a net book value of $17.7 million immediately prior to recognition of the impairment charge. We believe that the value most NAV models had for this property was based upon its NOI divided by a market capitalization rate. As a result, we believe this non-cash impairment will not impact most NAV models.
		TBD	$9.6 million impairment	Neutral
Net Positive / Increase to NAV

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Guidance

The following updated guidance is based on our current view of existing market conditions and other assumptions for the year ended December 31, 2015.  There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on the following page.

EPS and FFO Per Share Attributable to Alexandria’s Common Stockholders – Diluted	2015 Guidance

Earnings per share	$1.60 to $1.80
Add back: depreciation and amortization	3.52
Other	(0.02)
FFO per share	$5.10 to $5.30

Key Assumptions (Dollars in thousands)	Low	High
Occupancy percentage for operating properties in North America at December 31, 2015	96.9%	97.4%

Same property performance:
NOI increase	0.5%	2.5%
NOI increase (cash basis)	5.0%	7.0%

Lease renewals and re-leasing of space:
Rental rate increases	14.0%	17.0%
Rental rate increases (cash basis)	8.0%	10.0%

Straight-line rents	$42,000	$47,000
General and administrative expenses	$55,000	$59,000
Capitalization of interest	$35,000	$45,000
Interest expense	$110,000	$120,000

Key Credit Metrics	2015 Guidance
Net debt to Adjusted EBITDA – 4Q15 annualized	6.5x to 7.5x
Fixed charge coverage ratio – 4Q15 annualized	3.0x to 3.5x
Non-income-producing assets as a percentage of gross real estate at December 31, 2015	10% to 15%

Sources and Uses of Capital (Dollars in thousands)	Low	High
Sources of capital:
Net cash provided by operating activities after dividends	$115,000	$135,000
Incremental debt	390,000	470,000
Remainder/asset sales (1) (2)	340,000	440,000
Total sources of capital	$845,000	$1,045,000

Uses of capital:
Construction	$645,000	$745,000
Acquisitions (3)	200,000	300,000
Total uses of capital	$845,000	$1,045,000

Incremental debt:
Issuance of unsecured senior and other notes payable (4)	$535,000	$685,000
Borrowings under:
Existing secured construction loans	80,000	130,000
Repayments of:
Secured notes payable	(61,000)	(137,000)
2016 unsecured senior term loan	(150,000)	(200,000)
Unsecured senior line of credit	(14,000)	(8,000)
Incremental debt	$390,000	$470,000

(1)
Represents the amount of remaining capital to be sourced in 2015. We expect to identify real estate sales, including land and non-core/“core-like” operating assets, over the next several quarters to generate proceeds for reinvestment into high-value Class A pre-leased development projects. The proceeds from these sales will vary depending on the impact of the sales on our ratio of net debt to Adjusted EBITDA. For example, the sale of an income-producing property benefits leverage less than the sale of a non-income-producing land parcel. Additionally, we will continue to execute our strategy to deliver solid growth in funds from operations per share, as adjusted, and net asset value in 2015, including any impact of asset sales.

(2)	Assets held for sale as of December 31, 2014, aggregated $178.0 million, including $56.0 million in sales completed in January 2015.

(3)
Includes the acquisition of 640 Memorial Drive completed in January 2015 for $176.5 million and $54.1 million, representing half of the aggregate consideration of $108.3 million to purchase the outstanding 10% noncontrolling interest in our flagship campus at Alexandria Technology Square®, which is due on April 1, 2015. The other one-half of the $108.3 million will be paid on April 1, 2016 and therefore has been excluded from uses of capital for 2015.

(4)	Includes a secured note payable of $82.0 million with an interest rate of 3.93% assumed in connection with the acquisition of 640 Memorial Drive in January 2015.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Earnings Call Information

We will host a conference call on Tuesday, February 3, 2015, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the fourth quarter and year ended December 31, 2014. To participate in this conference call, dial (800) 723-6498 or (785) 830-7989 and confirmation code 1191912 shortly before 3:00 p.m. ET/12:00 p.m. noon PT. The audio webcast can be accessed at: www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Tuesday, February 3, 2015. The replay number is (888) 203-1112 or (719) 457-0820 and the confirmation code is 1191912.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the fourth quarter and year ended December 31, 2014, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2014q4.pdf.

For any questions, please contact Joel S. Marcus, Chairman, Chief Executive Officer & Founder, at (626) 578-9693.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is a fully integrated, self-administered, and self-managed real estate investment trust (“REIT”) uniquely focused on Class A collaborative science and technology campuses in urban innovation clusters including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria is the largest and leading owner, operator, and developer in its niche with a total market capitalization of $10.4 billion as of December 31, 2014, and an asset base of 31.5 million RSF, including 18.7 million RSF of operating and current value-creation projects, as well as an additional 12.8 million RSF in future ground-up development projects.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2015 earnings per share attributable to Alexandria’s common stockholders – diluted, 2015 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events, or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on, or non-renewal of, leases by client tenants, general and local economic conditions, a favorable capital market environment, performance of our core operations in areas such as delivery of current and future development and redevelopment projects, leasing activity, lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this earnings press release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended						Year Ended
	12/31/14		9/30/14	6/30/14	3/31/14	12/31/13	12/31/14		12/31/13
Revenues:
Rental	$140,873		$137,718	$134,992	$130,570	$125,693	$544,153		$467,764
Tenant recoveries	45,282		45,572	40,944	41,682	39,970	173,480		150,095
Other income	2,519		2,325	466	3,934	3,160	9,244		13,292
Total revenues	188,674		185,615	176,402	176,186	168,823	726,877		631,151

Expenses:
Rental operations	56,881		57,423	52,353	52,507	49,892	219,164		189,039
General and administrative	13,861		12,609	13,836	13,224	12,751	53,530		48,520
Interest	22,188		20,555	17,433	19,123	17,783	79,299		67,952
Depreciation and amortization	57,973		58,388	57,314	50,421	48,084	224,096		189,123
Impairment of real estate	51,675	(1)	—	—	—	—	51,675		—
Loss on early extinguishment of debt	—		525	—	—	—	525		1,992
Total expenses	202,578		149,500	140,936	135,275	128,510	628,289		496,626

Equity in earnings of unconsolidated joint ventures	554		—	—	—	—	554		—

(Loss) income from continuing operations	(13,350)		36,115	35,466	40,911	40,313	99,142		134,525

Income (loss) from discontinued operations	1,722		(180)	(147)	(162)	(143)	1,233		900
Gain on sales of real estate – land parcels	5,598	(1)	8	797	—	4,052	6,403		4,824
Net (loss) income	(6,030)		35,943	36,116	40,749	44,222	106,778		140,249
Dividends on preferred stock	(6,284)		(6,471)	(6,472)	(6,471)	(6,471)	(25,698)		(25,885)
Preferred stock redemption charge	(1,989)	(2)	—	—	—	—	(1,989)		—
Net income attributable to noncontrolling interests	(1,362)		(1,340)	(1,307)	(1,195)	(1,110)	(5,204)		(4,032)
Net income attributable to unvested restricted stock awards	(489)		(506)	(405)	(374)	(394)	(1,774)		(1,581)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(16,154)	(3)	$27,626	$27,932	$32,709	$36,247	$72,113	(4)	$108,751

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted:
Continuing operations	$(0.25)		$0.39	$0.39	$0.46	$0.51	$0.99		$1.59
Discontinued operations	0.02		—	—	—	—	0.02		0.01
Earnings per share – basic and diluted	$(0.23)	(3)	$0.39	$0.39	$0.46	$0.51	$1.01	(4)	$1.60

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria’s common stockholders – basic and diluted	71,314		71,195	71,126	71,073	71,000	71,170		68,038

Dividends declared per share of common stock	$0.74		$0.72	$0.72	$0.70	$0.68	$2.88		$2.61

(1)	See further discussion of impairment of real estate and gains on sales of real estate in the “Dispositions” section on page 3.

(2)	In December 2014, we purchased 513,500 outstanding shares of our 7.0% Series D Convertible Preferred Stock at a price of $14.4 million in aggregate, or $27.975 per share.

(3)
Results for 4Q14 include an aggregate net loss of $46.2 million, or $0.65 per share, related to impairments of real estate and a preferred stock redemption charge, offset slightly by gains on sales of real estate.

(4)
Results for 2014 include an aggregate net loss of $45.9 million, or $0.65 per share, related to impairments of real estate, loss on early extinguishment of debt, and a preferred stock redemption charge, offset slightly by gains on sales of real estate.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	7

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Consolidated Balance Sheets
(In thousands)
(Unaudited)

	12/31/14		9/30/14	6/30/14	3/31/14	12/31/13
Assets
Investments in real estate	$7,226,016		$7,197,630	$7,030,117	$6,930,262	$6,776,914
Cash and cash equivalents	86,011		67,023	61,701	74,970	57,696
Restricted cash	26,884		24,245	24,519	30,454	27,709
Tenant receivables	10,548		10,830	10,654	10,619	9,918
Deferred rent	234,124		225,506	214,793	202,087	190,425
Deferred leasing and financing costs	201,798		199,835	193,621	192,618	192,658
Investments	236,389	(1)	177,577	174,802	169,322	140,288
Other assets	114,266		117,668	105,442	145,707	134,156
Total assets	$8,136,036		$8,020,314	$7,815,649	$7,756,039	$7,529,764

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$652,209		$636,825	$615,551	$597,511	$708,831
Unsecured senior notes payable	1,747,370		1,747,290	1,048,310	1,048,270	1,048,230
Unsecured senior line of credit	304,000		142,000	571,000	506,000	204,000
Unsecured senior bank term loans	975,000		975,000	1,100,000	1,100,000	1,100,000
Accounts payable, accrued expenses, and tenant security deposits	489,085		504,535	434,528	443,893	435,342
Dividends payable	58,814		57,549	57,377	55,860	54,420
Total liabilities	4,226,478		4,063,199	3,826,766	3,751,534	3,550,823

Commitments and contingencies

Redeemable noncontrolling interests	14,315		14,348	14,381	14,413	14,444

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D cumulative convertible preferred stock	237,163		250,000	250,000	250,000	250,000
Series E cumulative redeemable preferred stock	130,000		130,000	130,000	130,000	130,000
Common stock	715		714	713	712	712
Additional paid-in capital	3,461,189		3,523,195	3,542,334	3,560,453	3,572,281
Accumulated other comprehensive loss	(628)		(28,711)	(16,245)	(18,429)	(36,204)
Alexandria’s stockholders’ equity	3,828,439		3,875,198	3,906,802	3,922,736	3,916,789
Noncontrolling interests	66,804		67,569	67,700	67,356	47,708
Total equity	3,895,243		3,942,767	3,974,502	3,990,092	3,964,497
Total liabilities, noncontrolling interests, and equity	$8,136,036		$8,020,314	$7,815,649	$7,756,039	$7,529,764

(1)	Includes unrealized gains on publicly traded investments aggregating $52.4 million as of December 31, 2014, classified in accumulated other comprehensive loss within our stockholders’ equity.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	8

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Funds From Operations and Adjusted Funds From Operations
(In thousands)
(Unaudited)

The following table presents a reconciliation of net (loss) income attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria’s common stockholders – basic and diluted, FFO attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO attributable to Alexandria’s common stockholders – diluted. The table below includes our share of consolidated and unconsolidated joint venture amounts.

	Three Months Ended					Year Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Net (loss) income attributable to Alexandria’s common stockholders	$(16,154)	$27,626	$27,932	$32,709	$36,247	$72,113	$108,751
Depreciation and amortization	58,302	58,388	57,314	50,421	48,101	224,425	190,778
Impairment of real estate – rental properties	26,975	—	—	—	—	26,975	—
(Gain) loss on sales of real estate – rental properties (1)	(1,838)	—	—	—	—	(1,838)	121
Gain on sales of real estate – land parcels	(5,598)	(8)	(797)	—	(4,052)	(6,403)	(4,824)
Amount attributable to noncontrolling interests/ unvested restricted stock awards:
Net income	1,851	1,846	1,712	1,569	1,504	6,978	5,613
FFO	(2,063)	(2,278)	(1,648)	(1,629)	(1,582)	(7,668)	(5,577)
FFO attributable to Alexandria’s common stockholders – basic	61,475	85,574	84,513	83,070	80,218	314,582	294,862
Assumed conversion of unsecured senior convertible notes	—	—	—	—	—	—	15
FFO attributable to Alexandria’s common stockholders – diluted	61,475	85,574	84,513	83,070	80,218	314,582	294,877
Impairment of investments	—	—	—	—	853	—	853
Acquisition-related expenses	—	—	—	—	1,446	—	1,446
Impairment of real estate – land parcels	24,700	—	—	—	—	24,700	—
Loss on early extinguishment of debt	—	525	—	—	—	525	1,992
Preferred stock redemption charge	1,989	—	—	—	—	1,989	—
Allocation to unvested restricted stock awards	(259)	(4)	—	—	(12)	(226)	(35)
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	87,905	86,095	84,513	83,070	82,505	341,570	299,133
Non-revenue-enhancing capital expenditures:
Building improvements	(1,989)	(2,405)	(1,255)	(1,780)	(1,047)	(7,429)	(3,461)
Tenant improvements and leasing commissions	(5,499)	(1,693)	(3,934)	(4,053)	(8,291)	(15,179)	(15,902)
Straight-line rent revenue	(10,023)	(10,892)	(12,737)	(11,882)	(7,928)	(45,534)	(27,935)
Straight-line rent expense on ground leases	657	723	697	711	445	2,788	1,896
Capitalized income from development projects	—	—	—	—	72	—	143
Amortization of acquired above and below market leases	(654)	(757)	(618)	(816)	(826)	(2,845)	(3,316)
Amortization of loan fees	2,822	2,786	2,743	2,561	2,636	10,912	9,936
Amortization of debt premiums/discounts	17	(36)	(69)	205	146	117	529
Stock compensation expense	4,624	3,068	3,076	3,228	4,011	13,996	15,552
Allocation to unvested restricted stock awards	98	71	90	94	94	359	191
AFFO attributable to Alexandria’s common stockholders – diluted	$77,958	$76,960	$72,506	$71,338	$71,817	$298,755	$276,766

(1)	Classified in income (loss) from discontinued operations in the consolidated statements of income.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Funds From Operations Per Share and Adjusted Funds From Operations Per Share
(Unaudited)

The following table presents a reconciliation of (loss) earnings per share attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO per share attributable to Alexandria’s common stockholders – diluted, FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – diluted. For the computation of the weighted average shares used to compute the per share information, refer to the “Definitions and Reconciliations” section in our supplemental information. The table below includes our share of consolidated and unconsolidated joint venture amounts.

	Three Months Ended					Year Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Earnings per share attributable to Alexandria’s common stockholders – basic and diluted	$(0.23)	$0.39	$0.39	$0.46	$0.51	$1.01	$1.60
Depreciation and amortization	0.82	0.81	0.81	0.71	0.68	3.16	2.80
Impairment of real estate – rental properties	0.38	—	—	—	—	0.38	—
(Gain) loss on sales of real estate – rental properties	(0.03)	—	—	—	—	(0.03)	—
Gain on sales of real estate – land parcels	(0.08)	—	(0.01)	—	(0.06)	(0.09)	(0.07)
Amount attributable to noncontrolling interests/ unvested restricted stock awards	—	—	—	—	—	(0.01)	—
FFO per share attributable to Alexandria’s common stockholders – basic and diluted	0.86	1.20	1.19	1.17	1.13	4.42	4.33
Impairment of investments	—	—	—	—	0.01	—	0.01
Acquisition-related expenses	—	—	—	—	0.02	—	0.02
Impairment of real estate – land parcels	0.34	—	—	—	—	0.34	—
Loss on early extinguishment of debt	—	0.01	—	—	—	0.01	0.04
Preferred stock redemption charge	0.03	—	—	—	—	0.03	—
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	1.23	1.21	1.19	1.17	1.16	4.80	4.40
Non-revenue-enhancing capital expenditures:
Building improvements	(0.03)	(0.03)	(0.02)	(0.03)	(0.01)	(0.10)	(0.05)
Tenant improvements and leasing commissions	(0.08)	(0.02)	(0.06)	(0.06)	(0.12)	(0.21)	(0.23)
Straight-line rent revenue	(0.14)	(0.15)	(0.18)	(0.17)	(0.11)	(0.64)	(0.41)
Straight-line rent expense on ground leases	0.01	0.01	0.01	0.01	0.01	0.04	0.03
Amortization of acquired above and below market leases	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.04)	(0.05)
Amortization of loan fees	0.05	0.03	0.04	0.04	0.03	0.14	0.14
Stock compensation expense	0.06	0.04	0.05	0.05	0.06	0.20	0.23
Other	—	—	—	—	—	0.01	0.01
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.09	$1.08	$1.02	$1.00	$1.01	$4.20	$4.07

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	10

SUPPLEMENTAL
INFORMATION

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Company Profile

Alexandria Real Estate Equities, Inc. (NYSE:ARE), is the largest and leading REIT uniquely focused on collaborative science and technology campuses in urban innovation clusters, with a total market capitalization of $10.4 billion as of December 31, 2014, and an asset base of 31.5 million RSF, including 18.7 million RSF of operating and current value-creation projects, as well as an additional 12.8 million RSF in future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in AAA locations including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria is known for its high-quality and diverse client tenant base, with approximately 56% of total ABR generated from investment-grade client tenants (a REIT industry-leading percentage). Alexandria has a longstanding and proven track record of developing Class A assets clustered in urban science and technology campuses that provide its innovative client tenants with highly dynamic and collaborative ecosystems that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Unique niche strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth. The key elements of our strategy include:

•
A consistent focus on collaborative science and technology campuses in urban innovation clusters offering highly dynamic and collaborative ecosystems with creative amenities that enhance productivity and foster innovation;

•
A unique and proven cluster model concentrating on best-in-class locations, Class A assets, high-quality client tenants, highly skilled scientific and entrepreneurial management talent, and significant and strategic investment risk capital;

•
First-in-class facilities that complement the cutting-edge scientific and managerial talent, smart capital, technology, and world-renowned academic and medical institutions in our clusters, providing our client tenants with dynamic ecosystems to accelerate innovation, discovery, and commercialization;

•
Utilizing our long-term relationships with real estate professionals, top-tier investors, research institutions, and world-class global network in order to develop, acquire, and lease real estate focused on innovative science and technology companies;

•	Drawing upon our broad and meaningful science and technology industry relationships to attract new and leading client tenants; and

•	Strong and flexible capital structure to enable solid future growth.

Client tenant base

The impressive quality, diversity, breadth, and depth of our significant relationships with our client tenants provide Alexandria with solid and stable cash flows. Alexandria’s strong underwriting skills and long-term industry relationships positively distinguish Alexandria from all other publicly traded REITs and real estate companies. As of December 31, 2014, our client tenant base included the following:

•	Investment-grade client tenants represent 56% of total ABR

•	Our ABR consisted of the following client tenant mix:

•	23.3% from public biotechnology companies

•	23.1% from life science product, service, and device companies

•	21.8% from multinational pharmaceutical companies

•	21.0% from institutions (academic/medical, non-profit, and U.S. government)

•	7.2% from private biotechnology companies

•	3.6% from traditional office, tech office, and digital health companies

Executive/senior management

Alexandria’s executive and senior management team has unique experience and expertise in creating collaborative science and technology campuses in urban innovation clusters. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative ecosystems with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Alexandria’s senior management team averages over 25 years of real estate experience, including over 12 years with Alexandria. Our sophisticated management team also includes regional market directors with leading reputations and longstanding relationships within the science and technology communities in their respective urban innovation clusters. We believe that our unparalleled expertise, experience, reputation, and key relationships with the science and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Executive management

Joel S. Marcus	Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga	Chief Financial Officer, EVP & Treasurer
Thomas J. Andrews	EVP – Regional Market Director – Greater Boston
Jennifer J. Banks	General Counsel, EVP & Corporate Secretary
Peter M. Moglia	Chief Investment Officer
Stephen A. Richardson	Chief Operating Officer & Regional Market Director – San Francisco Bay Area
Daniel J. Ryan	EVP – Regional Market Director – San Diego & Strategic Operations

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	12

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Investor Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE–E	Web:	www.are.com

Common stock data (at the end of the quarter unless otherwise noted)
	4Q14	3Q14	2Q14	1Q14	4Q13
Closing stock price	$88.74	$73.75	$77.64	$72.56	$63.62
Dividend per share – quarter/annualized	$0.74/2.96	$0.72/2.88	$0.72/2.88	$0.70/2.80	$0.68/2.72
Dividend payout ratio for the quarter	60%	60%	61%	60%	59%
Dividend yield – annualized	3.3%	3.9%	3.7%	3.9%	4.3%
Common shares outstanding (in thousands)	71,464	71,372	71,318	71,246	71,172
Market value of outstanding common shares (in thousands)	$6,341,704	$5,263,672	$5,537,136	$5,169,623	$4,527,975
Total market capitalization (in thousands)	$10,392,126	$9,147,179	$9,253,401	$8,799,376	$7,949,276

Equity research coverage

Alexandria is currently covered by the following research analysts.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management.  Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Bank of America Merrill Lynch	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Company
Jamie Feldman / Jeffrey Spector	Sheila McGrath / Nathan Crossett	Anthony Paolone	David Rodgers / Mathew Spencer
(646) 855-5808 / (646) 855-1363	(212) 497-0882 / (212) 497-0870	(212) 622-6682	(216) 737-7341 / (414) 298-5053

Barclays Capital Inc.	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	Standard & Poor’s
Ross Smotrich	Michael Knott / Kevin Tyler	Richard Anderson / Jieren Huang	Cathy Seifert
(212) 526-2306	(949) 640-8780 / (949) 640-8780	(212) 205-8445 / (201) 626-1085	(212) 438-9545

Citigroup Global Markets Inc.	JMP Securities – JMP Group, Inc.	RBC Capital Markets	UBS Financial Services Inc.
Michael Bilerman / Smedes Rose	Peter Martin / Aaron Hecht	Michael Carroll / Rich Moore	Ross Nussbaum / Nick Yulico
(212) 816-1383 / (212) 816-6243	(415) 835-8904 / (415) 835-3963	(440) 715-2649 / (440) 715-2646	(212) 713-2484 / (212) 713-3402

Cowen and Company, LLC
James Sullivan / Tom Catherwood
(646) 562-1380 / (646) 562-1382

Rating agencies

Moody’s Investors Service	Rating	Standard & Poor’s	Rating
Philip Kibel / Merrie Frankel	Baa2	George Skoufis / Jaime Gitler	BBB-
(212) 553-4569 / (212) 553-3652	Stable Outlook	(212) 438-2608 / (212) 438-5049	Positive Outlook

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Financial and Asset Base Highlights
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended (unless stated otherwise)
	12/31/14		9/30/14	6/30/14	3/31/14	12/31/13
Operating data
Total revenues	$188,674		$185,615	$176,402	$176,186	$168,823
Operating margins	70%		69%	70%	70%	70%
Adjusted EBITDA – quarter annualized	$493,432		$473,884	$452,568	$454,084	$449,456
Adjusted EBITDA – trailing 12 months	$468,492		$457,498	$441,914	$428,699	$414,119
Adjusted EBITDA margins – quarter annualized	65%		64%	64%	65%	67%
General and administrative expense as a percentage of total assets – trailing 12 months	0.7%		0.7%	0.7%	0.6%	0.6%
General and administrative expense as a percentage of total revenues – trailing 12 months	7.4%		7.4%	7.6%	7.6%	7.7%
Capitalized interest	$11,665		$12,125	$11,302	$12,013	$14,116
Weighted average interest rate for capitalization of interest during period	3.69%		3.73%	3.41%	3.88%	4.09%

Net (loss) income, FFO, and AFFO
Net (loss) income attributable to Alexandria’s common stockholders	$(16,154)	(1)	$27,626	$27,932	$32,709	$36,247
FFO attributable to Alexandria’s common stockholders – diluted	$61,475	(2)	$85,574	$84,513	$83,070	$80,218
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	$87,905		$86,095	$84,513	$83,070	$82,505
AFFO attributable to Alexandria’s common stockholders – diluted	$77,958		$76,960	$72,506	$71,338	$71,817

Per share data
Earnings per share attributable to Alexandria’s common stockholders – basic and diluted	$(0.23)	(1)	$0.39	$0.39	$0.46	$0.51
FFO per share attributable to Alexandria’s common stockholders – diluted	$0.86	(2)	$1.20	$1.19	$1.17	$1.13
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.23		$1.21	$1.19	$1.17	$1.16
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.09		$1.08	$1.02	$1.00	$1.01

Leasing activity and same property performance
Leasing activity – rentable square feet	581,660		871,416	752,364	563,394	1,344,687
Leasing activity – change in average new rental rates over expiring rates:
– Rental rate increases	10.1%		18.6%	9.9%	18.2%	18.2%
– Rental rate increases (cash basis)	2.4%		5.6%	3.0%	10.4%	2.6%
Same property – performance over comparable quarter from prior year:
– Same property NOI	3.6%		5.0%	5.3%	3.8%	1.4%
– Same property NOI (cash basis)	6.7%		5.9%	5.7%	4.3%	4.6%

(1)    Results for 4Q14 include an aggregate net loss of $46.2 million, or $0.65 per share, related to impairments of real estate and a preferred stock redemption charge, slightly offset by gains on sales of real estate. See further discussion of impairments of real estate and gains on sales of real estate in the "Dispositions" section on page 3.
(2)    Includes an aggregate net loss of $24.7 million, or $0.34 per diluted share, related to impairment of real estate – land parcels and $2.0 million, or $0.03 per diluted share, related to a preferred stock redemption charge.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Financial and Asset Base Highlights (continued)
(Dollars in thousands, except per occupied RSF amounts)
(Unaudited)

	Three Months Ended (unless stated otherwise)
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13
Asset base statistics – at end of period
Number of properties (including unconsolidated joint ventures)	193	194	191	189	184
Rentable square feet (operating and current value-creation projects)	18,729,282	18,458,379	17,881,108	17,715,931	17,461,030
Total square footage (including near-term and future developable square feet)	31,538,470	31,617,818	31,378,329	31,239,652	30,934,751
ABR per occupied RSF	$37.23	$37.23	$36.76	$36.18	$35.90
Occupancy of operating properties – North America	97.0%	97.3%	96.9%	96.6%	95.9%
Occupancy of operating and redevelopment properties – North America	96.1%	96.3%	95.6%	95.1%	95.5%

Selected balance sheet information – at end of period
Gross investments in real estate	$8,346,261	$8,280,799	$8,069,927	$7,923,080	$7,729,020
Total assets	$8,136,036	$8,020,314	$7,815,649	$7,756,039	$7,529,764
Gross assets	$9,256,281	$9,103,483	$8,855,459	$8,748,857	$8,481,870
Total unsecured debt	$3,026,370	$2,864,290	$2,719,310	$2,654,270	$2,352,230
Total debt	$3,678,579	$3,501,115	$3,334,861	$3,251,781	$3,061,061
Net debt	$3,565,684	$3,409,847	$3,248,641	$3,146,357	$2,975,656
Total liabilities	$4,226,478	$4,063,199	$3,826,766	$3,751,534	$3,550,823
Common shares outstanding (in thousands)	71,464	71,372	71,318	71,246	71,172
Total equity capitalization	$6,713,547	$5,646,064	$5,918,540	$5,547,595	$4,888,215
Total market capitalization	$10,392,126	$9,147,179	$9,253,401	$8,799,376	$7,949,276

Key credit metrics
Net debt to Adjusted EBITDA – quarter annualized	7.2x	7.2x	7.2x	6.9x	6.6x
Net debt to Adjusted EBITDA – trailing 12 months	7.6x	7.5x	7.4x	7.3x	7.2x
Fixed charge coverage ratio – quarter annualized	3.3x	3.3x	3.5x	3.3x	3.2x
Fixed charge coverage ratio – trailing 12 months	3.3x	3.3x	3.2x	3.0x	2.9x
Non-income-producing assets as a percentage of gross investments in real estate	16%	17%	17%	17%	17%
Unencumbered NOI as a percentage of total NOI	84%	84%	84%	83%	69%
Dividend payout ratio (common stock)	60%	60%	61%	60%	59%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	15

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Operating Metrics
(Unaudited)

Occupancy of Operating Properties North America (1)		Same Property NOI Growth	NOI – Key Driver in NAV Growth (In millions)

(0.5%)
1.8%
4.5%
3.5%
5.4%
5.5%
2012
2013
2014
2012
2013
2014

Drivers of Cash NOI Growth (2)		Rental Rate Growth: Renewed/Re-leased Space	Operating Margin

16.2%
13.3%
5.2%
5.4%
4.0%
(2.0%)
2012
2013
2014
2012
2013
2014

Percentage of triple net leases	95%
Percentage of leases containing annual rent escalations	94%
Percentage of leases providing for the recapture of capital expenditures	93%

(1)	As of period end.

(2)	As of December 31, 2014.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	16

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Same Property Performance
(Dollars in thousands)
(Unaudited)

Same Property Financial Data	4Q14	2014	Same Property Statistical Data	4Q14	2014
Percentage change over comparable period from prior year:			Number of same properties	161	149
NOI	3.6%	4.5%	Rentable square feet	13,759,663	12,419,189
NOI (cash basis)	6.7%	5.5%	Occupancy – current period average	96.7%	96.6%
Operating margin	70%	69%	Occupancy – same period prior year average	93.8%	93.5%

	Three Months Ended December 31,				Year Ended December 31,
	2014	2013	$ Change	% Change	2014	2013	$ Change	% Change
Revenues:
Rental – same properties	$124,763	$121,998	$2,765	2.3%	$437,987	$421,615	$16,372	3.9%
Rental – non-same properties	16,110	3,695	12,415	336.0	106,166	46,149	60,017	130.1
Total rental	140,873	125,693	15,180	12.1	544,153	467,764	76,389	16.3

Tenant recoveries – same properties	42,112	39,332	2,780	7.1	148,694	138,682	10,012	7.2
Tenant recoveries – non-same properties	3,170	638	2,532	396.9	24,786	11,413	13,373	117.2
Total tenant recoveries	45,282	39,970	5,312	13.3	173,480	150,095	23,385	15.6

Other income – same properties	78	44	34	77.3	398	156	242	155.1
Other income – non-same properties	2,441	3,116	(675)	(21.7)	8,846	13,136	(4,290)	(32.7)
Total other income	2,519	3,160	(641)	(20.3)	9,244	13,292	(4,048)	(30.5)

Total revenues – same properties	166,953	161,374	5,579	3.5	587,079	560,453	26,626	4.8
Total revenues – non-same properties	21,721	7,449	14,272	191.6	139,798	70,698	69,100	97.7
Total revenues	188,674	168,823	19,851	11.8	726,877	631,151	95,726	15.2

Expenses:
Rental operations – same properties	50,618	49,034	1,584	3.2	183,028	173,799	9,229	5.3
Rental operations – non-same properties	6,263	858	5,405	630.0	36,136	15,240	20,896	137.1
Total rental operations	56,881	49,892	6,989	14.0	219,164	189,039	30,125	15.9

Our share of NOI from unconsolidated joint ventures:
Joint venture NOI – same properties	—	—	—	—	—	—	—	—
Joint venture NOI – non-same properties	918	—	918	100.0	918	—	918	100.0
Our share of NOI from unconsolidated joint ventures	918	—	918	100.0	918	—	918	100.0

Net operating income:
NOI – same properties	116,335	112,340	3,995	3.6	404,051	386,654	17,397	4.5
NOI – non-same properties	16,376	6,591	9,785	148.5	104,580	55,458	49,122	88.6
Total NOI	$132,711	$118,931	$13,780	11.6%	$508,631	$442,112	$66,519	15.0%

NOI – same properties	$116,335	$112,340	$3,995	3.6%	$404,051	$386,654	$17,397	4.5%
Less: straight-line rent adjustments	(3,490)	(6,587)	3,097	(47.0)	(18,878)	(21,451)	2,573	(12.0)
NOI (cash basis) – same properties	$112,845	$105,753	$7,092	6.7%	$385,173	$365,203	$19,970	5.5%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	17

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Same Property Performance (continued)
(Unaudited)

The charts below provide two alternative calculations of same property performance in comparison to our historical same property performance. Our reported same property performance is based upon a pool of operating assets and completed developed and redeveloped assets to the extent that those assets were operating for the entirety of the comparable same property periods presented. The two alternative calculations presented below consist of (i) same property performance for the operating portfolio excluding assets that were recently developed or redeveloped and (ii) the same property performance for the operating portfolio including those assets that were either under current redevelopment or previously completed redevelopments. For 2011 and 2012, our same property performance was generally consistent in each of the three calculations. For 2014 and 2013, same property performance including redevelopment properties, as shown in the table, would have been meaningfully higher than our traditional method of reporting same property performance. Same property performance including redevelopment properties will, from time to time, have significant growth in NOI as a result of the completion of the conversion of non-laboratory space (with lower NOI) to office/laboratory space (with higher NOI) through redevelopment.  We believe our traditional method of reporting same property performance is a more useful presentation since it excludes the potential significant increases in performance as a result of completion of significant redevelopment projects.

Percentage change in same property NOI over preceding period

Percentage change in same property NOI over preceding period – cash basis

NOI Included in All Comparative Periods
	Operating Properties	Recently Completed		Properties Under Active
Legend		Developments	Redevelopments	Development	Redevelopment
Same property data as reported	Yes	Yes (1)	Yes (1)	No	No

Same property operating portfolio	Yes	No	No	No	No

Same property data including redevelopments	Yes	No	Yes	No	Yes

(1)
Recently delivered developments and redevelopments are included in the same property data for each of the year-over-year comparison periods only if the property was operating during both entire same property periods. For example, projects completed during 2012 are included in 2014 versus 2013 same property performance (as a percentage change over 2013).

The following table reconciles same properties to total properties for 2014:

Development – current	Properties
75/125 Binney Street	1
430 East 29th Street	1
5200 Illumina Way – Building 6	1
3013/3033 Science Park Road	2
6040 George Watts Hill Drive	1
360 Longwood Avenue (unconsolidated JV)	1
1455/1515 Third Street (unconsolidated JV)	2
9

Development – deliveries since January 1, 2013	Properties
225 Binney Street	1
269 East Grand Avenue	1
499 Illinois Street	1
3

Redevelopment – current	Properties
225 Second Avenue	1
11055/11065 Roselle Street	2
3

Redevelopment – deliveries since January 1, 2013	Properties
400 Technology Square	1
1551 Eastlake Avenue East	1
285 Bear Hill Road	1
343 Oyster Point Boulevard	1
1616 Eastlake Avenue East	1
9800 Medical Center Drive	3
4757 Nexus Center Drive	1
11075 Roselle Street	1
10121 Barnes Canyon Road	1
11

Summary	Properties
Development – current	9
Development – deliveries	3
Redevelopment – current	3
Redevelopment – deliveries	11

Development/redevelopment – Asia	5

Acquisitions in North America since January 1, 2013:
10151 Barnes Canyon Road	1
407 Davis Drive	1
150 Second Street	1
3545 Cray Court	1
4025/4031/4045 Sorrento Valley Boulevard	3
9625 Towne Centre Drive	1

Properties “held for sale”	5
Total properties excluded from same properties	44

Same properties	149

Total properties as of December 31, 2014	193

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	18

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Leasing Activity
(Unaudited)

	Three Months Ended December 31, 2014		Year Ended December 31, 2014			Year Ended December 31, 2013
	Including Straight-line Rent	Cash Basis	Including Straight-line Rent		Cash Basis	Including Straight-line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	10.1%	2.4%	13.3%		5.4%	16.2%	4.0%
New rates	$37.72	$37.96	$40.32		$40.73	$32.00	$31.04
Expiring rates	$34.26	$37.05	$35.60		$38.63	$27.53	$29.84
Rentable square footage	318,434		1,447,516			1,838,397
Number of leases	31		124			120
TIs/lease commissions per square foot	$17.27		$10.49			$8.65
Average lease terms	4.3 years		3.5 years			5.2 years

Developed/redeveloped/previously vacant space leased
New rates	$35.70	$33.76	$40.62		$36.50	$44.63	$41.86
Rentable square footage	263,226		1,321,317			1,806,659
Number of leases	20		66			92
TIs/lease commissions per square foot	$19.38		$14.96			$19.16
Average lease terms	10.4 years		11.5 years			10.0 years

Leasing activity summary (totals):
New rates	$36.81	$36.06	$40.46		$38.71	$38.26	$36.40
Rentable square footage	581,660		2,768,833	(2)		3,645,056
Number of leases	51		190			212
TIs/lease commissions per square foot	$18.22		$12.62			$13.86
Average lease terms	7.0 years		7.3 years			7.6 years

Lease expirations (1)
Expiring rates	$30.23	$32.40	$33.09		$35.79	$27.74	$30.16
Rentable square footage	453,980		1,733,614			2,127,190
Number of leases	42		151			151

(1)	Excludes 20 month-to-month leases for 43,672 RSF and 13 month-to-month leases for 22,172 RSF at December 31, 2014 and 2013, respectively.

(2)	During 2014, we granted tenant concessions/free rent averaging approximately 2.8 months with respect to the 2,768,833 RSF leased.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	19

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Lease Expirations
(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	ABR of Expiring Leases (per RSF)
2015	79	(1)	1,202,148	(1)	7.5%	$28.09
2016	93		1,239,201		7.7%	$32.38
2017	87		1,691,334		10.5%	$28.51
2018	66		1,569,631		9.8%	$40.57
2019	61		1,516,037		9.4%	$36.11
2020	41		1,302,185		8.1%	$35.37
2021	32		1,153,875		7.2%	$38.47
2022	18		660,502		4.1%	$29.39
2023	21		1,076,027		6.7%	$35.33
2024	13		687,118		4.3%	$45.58
Thereafter	31		2,757,356		17.2%	$45.25

	2015 RSF of Expiring Leases						ABR of Expiring Leases (per RSF)	2016 RSF of Expiring Leases					ABR of Expiring Leases (per RSF)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total (1)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total
Market
Greater Boston	72,462	31,416	—		218,659	322,537	$35.29	1,995	84,416	—	287,207	373,618	$39.21
San Francisco Bay Area	90,980	14,053	—		76,051	181,084	37.11	10,992	—	—	128,110	139,102	32.10
New York City	50	—	—		9,330	9,380	N/A	—	—	—	5,399	5,399	N/A
San Diego	52,768	—	182,611	(2)	96,083	331,462	20.51	—	—	—	244,282	244,282	38.17
Seattle	—	3,086	—		48,704	51,790	21.22	2,468	9,594	—	37,239	49,301	31.46
Maryland	4,842	35,224	—		127,668	167,734	19.99	—	3,555	—	135,455	139,010	26.12
Research Triangle Park	—	8,916	—		111,718	120,634	21.50	—	—	—	142,344	142,344	22.64
Canada	—	—	—		—	—	—	—	—	—	67,479	67,479	26.94
Non-cluster markets	—	—	—		12,604	12,604	23.16	—	—	—	3,854	3,854	20.53
Asia	—	—	—		4,923	4,923	17.00	—	70,470	—	4,342	74,812	16.89
Total	221,102	92,695	182,611		705,740	1,202,148	$28.09	15,455	168,035	—	1,055,711	1,239,201	$32.38
Percentage of expiring leases	18%	8%	15%		59%	100%		1%	14%	—%	85%	100%

(1)	Excludes 20 month-to-month leases for 43,672 RSF.

(2)
Comprised of 48,880 RSF at 10151 Barnes Canyon Road and 133,731 RSF at 9625 Towne Centre Drive, which were acquired in 3Q13 and 4Q14, respectively, with the intent to redevelop into tech office space in 4Q15 and 3Q15, respectively, upon expiration of the leases that have been in place since the acquisition of each property.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Top 20 Client Tenants
(Dollars in thousands)
(Unaudited)

		Remaining Lease Term in Years (1)	Aggregate RSF	ABR	Percentage of Aggregate ABR	Investment-Grade Ratings
	Client Tenant					Fitch	Moody’s	S&P
1	Novartis AG	2.7	699,071	$33,860	6.1%	AA	Aa3	AA-
2	Illumina, Inc.	15.3	595,886	27,180	4.9	—	—	BBB-
3	New York University	15.8	207,777	19,778	3.6	—	Aa3	AA-
4	Roche	5.7	343,472	16,490	3.0	AA	A1	AA
5	United States Government	9.4	344,727	16,346	2.9	AAA	Aaa	AA+
6	Eli Lilly and Company	8.9	257,119	15,257	2.8	A	A2	AA-
7	Amgen Inc.	8.7	401,623	14,393	2.6	BBB	Baa1	A
8	FibroGen, Inc.	8.9	234,249	14,210	2.6	—	—	—
9	Biogen Idec Inc.	13.4	313,872	13,707	2.5	—	Baa1	A-
10	Dana-Farber Cancer Institute, Inc.	15.5	154,100	11,877	2.1	—	A1	—
11	The Regents of the University of California	8.5	230,633	10,105	1.8	AA	Aa2	AA-
12	Bristol-Myers Squibb Company	4.0	251,316	10,087	1.8	A-	A2	A+
13	Celgene Corporation	6.7	273,086	10,084	1.8	—	Baa2	BBB+
14	The Scripps Research Institute	3.1	218,031	10,027	1.8	AA-	Aa3	—
15	GlaxoSmithKline plc	4.6	208,394	9,911	1.8	A+	A2	A+
16	Massachusetts Institute of Technology	2.9	202,897	9,535	1.7	—	Aaa	AAA
17	AstraZeneca PLC	1.7	352,039	9,253	1.7	A+	A2	AA-
18	Alnylam Pharmaceuticals, Inc.	6.8	129,424	6,955	1.3	—	—	—
19	Pfizer Inc.	4.9	128,348	6,396	1.2	A+	A1	AA
20	Gilead Sciences, Inc.	5.5	109,969	5,824	1.0	—	A3	A-
	Total/weighted average	8.3	5,656,033	$271,275	49.0%

(1)	Represents remaining lease term in years based on percentage of aggregate ABR in effect as of December 31, 2014.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Client Tenant Mix
(Unaudited)

Investment-Grade Client Tenants:

56%

of ARE’s Total ABR

(By ABR)

Multinational Pharmaceutical	Institutions (Academic/Medical, Non-Profit, and U.S. Government)	Life Science Product, Service, and Device	Biotechnology: Public & Private
• AstraZeneca PLC • Bayer AG • Bristol-Myers Squibb Company • Eisai Co., Ltd. • Eli Lilly and Company • GlaxoSmithKline plc • Merck & Co., Inc. • Novartis AG • Pfizer Inc. • Roche • Sanofi • Shire plc • UCB S.A.
• Dana-Farber Cancer Institute, Inc.
• Duke University
• Environmental Protection Agency
• Fred Hutchinson Cancer Research Center
• Massachusetts Institute of Technology
• National Institutes of Health
• New York University
• Partners HealthCare System, Inc.
• Sanford-Burnham Medical Research Institute
• Stanford University
• The Regents of the University of California
• The Scripps Research Institute
• UMass Memorial Health Care, Inc.
• University of North Carolina Health Care System
• United States Government
• University of Washington

• Aramco Services Company
• BASF Corporation
• Canon U.S. Life Sciences, Inc.
• Covance Inc.
• DSM N.V.
• Fluidigm Corporation
• Foundation Medicine, Inc.
• Google Inc.
• Illumina, Inc.
• Laboratory Corporation of America Holdings
• Monsanto Company
• Myriad Genetics, Inc.
• Quest Diagnostics Incorporated
• Sigma-Aldrich Corporation
• Thermo Fisher Scientific Inc.

• Alnylam Pharmaceuticals, Inc.
• Amgen Inc.
• Biogen Idec Inc.
• bluebird bio, Inc.
• Celgene Corporation
• Constellation Pharmaceuticals, Inc.
• Epizyme, Inc.
• FibroGen, Inc.
• FORMA Therapeutics, Inc.
• Gilead Sciences, Inc.
• Medivation, Inc.
• Nektar Therapeutics
• Principia Biopharma Inc.
• Proteostasis Therapeutics, Inc.
• Quanticel Pharmaceuticals, Inc.
• Receptos, Inc.
• Warp Drive Bio, LLC

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Summary of Properties and Occupancy
(Unaudited)

Summary of properties

	RSF					Number of Properties	ABR (Dollars in thousands)
Market	Operating	Development	Redevelopment	Total	% Total
Greater Boston	3,703,238	646,282	112,500	4,462,020	23%	39	$163,029	29%
San Francisco Bay Area	2,712,598	422,980	—	3,135,578	17	27	115,013	21
New York City	635,608	177,221	—	812,829	4	4	50,098	9
San Diego	3,063,927	419,728	31,277	3,514,932	19	48	103,048	19
Seattle	746,260	—	—	746,260	4	10	29,881	5
Maryland	2,156,196	—	—	2,156,196	12	29	49,164	9
Research Triangle Park	1,025,786	61,547	—	1,087,333	6	16	21,371	4
Canada	322,967	—	—	322,967	2	4	8,946	2
Non-cluster markets	60,178	—	—	60,178	—	2	1,000	—
North America	14,426,758	1,727,758	143,777	16,298,293	87	179	541,550	98
Asia	1,242,702	129,762	—	1,372,464	7	9	6,433	1
Subtotal	15,669,460	1,857,520	143,777	17,670,757	94	188	547,983	99
Properties “held for sale” (1)	1,058,525	—	—	1,058,525	6	5	6,783	1
Total	16,727,985	1,857,520	143,777	18,729,282	100%	193	$554,766	100%

Summary of occupancy percentages

	Operating Properties			Operating and Redevelopment Properties
Market	12/31/14	9/30/14	12/31/13	12/31/14	9/30/14	12/31/13
Greater Boston	98.8%	98.6%	96.8%	95.9%	95.7%	96.8%
San Francisco Bay Area	98.9	99.0	97.7	98.9	99.0	97.7
New York City	99.5	98.4	98.3	99.5	98.4	98.3
San Diego	96.5	97.1	96.5	95.5	96.1	94.5
Seattle	94.8	94.7	90.7	94.8	94.7	90.7
Maryland	92.5	93.8	92.0	92.5	93.8	92.0
Research Triangle Park	97.2	96.7	96.6	97.2	96.7	96.6
Subtotal	97.0	97.3	95.9	96.1	96.3	95.5
Canada	97.6	97.6	96.8	97.6	97.6	96.8
Non-cluster markets	93.9	93.9	91.7	93.9	93.9	91.7
North America	97.0%	97.3%	95.9%	96.1%	96.3%	95.5%

(1)	See page 3 for additional information regarding properties “held for sale” as of December 31, 2014.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Property Listing
(Unaudited, dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center™ at Kendall Square	973,464	388,270	—	1,361,734	6	$44,400	99.1%	99.1%
75/125 and 225 Binney Street, 161 and 215 First Street, 150 Second Street, and 300 Third Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	67,206	99.5	99.5
100, 200, 300, 400, 500, 600, and 700 Technology Square
480/500 Arsenal Street	234,260	—	—	234,260	2	8,281	100.0	100.0
780/790 Memorial Drive	99,350	—	—	99,350	2	6,476	96.0	96.0
167 Sidney Street/99 Erie Street	54,549	—	—	54,549	2	2,712	100.0	100.0
79/96 Thirteenth Street Charlestown Navy Yard	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	2,568,567	388,270	—	2,956,837	20	129,695	99.3	99.3
Longwood Medical Area
360 Longwood Avenue (Unconsolidated JV – 27.5% ownership)	155,524	258,012	—	413,536	1	12,009	100.0	100.0
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	8,658	92.2	92.2
3, 6, and 8 Preston Court; 29, 35, and 44 Hartwell Avenue; 35, 45, and 47 Wiggins Avenue; and 60 Westview Street
19 Presidential Way	128,325	—	—	128,325	1	3,398	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	2,303	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	801	100.0	100.0
225 Second Avenue (1)	—	—	112,500	112,500	1	—	N/A	—
Route 128	580,807	—	112,500	693,307	12	15,160	95.4	79.9
Route 495/Worcester
111/130 Forbes Boulevard	155,846	—	—	155,846	2	1,415	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	670	100.0	100.0
306 Belmont Street and 350 Plantation Street	90,690	—	—	90,690	2	1,315	100.0	100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Route 495/Worcester	398,340	—	—	398,340	6	6,165	100.0	100.0
Greater Boston	3,703,238	646,282	112,500	4,462,020	39	$163,029	98.8%	95.9%

(1) Redevelopment property acquired in March 2014 to accommodate expansion requirement of existing tenant.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Property Listing
(Unaudited, dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
San Francisco Bay Area
Mission Bay
409/499 Illinois Street	455,069	—	—	455,069	2	$26,368	100.0%	100.0%
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	9,682	100.0	100.0
1500 Owens Street	158,267	—	—	158,267	1	7,106	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	9,365	98.2	98.2
1455/1515 Third Street (Unconsolidated JV – 51.0% ownership)	—	422,980	—	422,980	2	—	N/A	N/A
Mission Bay	981,074	422,980	—	1,404,054	7	52,521	99.7	99.7
South San Francisco
Alexandria Technology Center – Gateway	448,175	—	—	448,175	6	17,012	100.0	100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
249/259/269 East Grand Avenue	407,369	—	—	407,369	3	16,489	100.0	100.0
400/450 East Jamie Court	163,035	—	—	163,035	2	5,938	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	4,398	100.0	100.0
341/343 Oyster Point Boulevard	107,960	—	—	107,960	2	3,313	100.0	100.0
South San Francisco	1,262,934	—	—	1,262,934	14	47,150	100.0	100.0
Palo Alto/Stanford Research Park
849/863 Mitten Road and 866 Malcolm Road	103,611	—	—	103,611	1	2,458	97.9	97.9
2425 Garcia Avenue and 2400/2450 Bayshore Parkway	98,446	—	—	98,446	1	3,869	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
75/125 Shoreway Road	82,815	—	—	82,815	1	1,542	71.0	71.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,669	100.0	100.0
Palo Alto/Stanford Research Park	468,590	—	—	468,590	6	15,342	94.4	94.4
San Francisco Bay Area	2,712,598	422,980	—	3,135,578	27	$115,013	98.9%	98.9%

New York City
Manhattan
Alexandria Center™ for Life Science	550,453	177,221	—	727,674	2	$46,018	99.4%	99.4%
430 and 450 East 29th Street
Pennsylvania
102 Witmer Road	50,000	—	—	50,000	1	3,345	100.0	100.0
701 Veterans Circle	35,155	—	—	35,155	1	735	100.0	100.0
Pennsylvania	85,155	—	—	85,155	2	4,080	100.0	100.0
New York City	635,608	177,221	—	812,829	4	$50,098	99.5%	99.5%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Property Listing
(Unaudited, dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Nautilus	241,191	—	—	241,191	4	$7,899	90.3%	90.3%
3530/3550 John Hopkins Court and 3535/3565 General Atomics Court
ARE Sunrise	211,740	—	—	211,740	3	7,999	100.0	100.0
10931, 10933, and 10975 North Torrey Pines Road and 3010 Science Park Road
ARE Spectrum	200,692	123,891	—	324,583	4	8,885	100.0	100.0
3115/3215 Merryfield Row and 3013/3033 Science Park Road
11119 North Torrey Pines Road	72,506	—	—	72,506	1	2,570	100.0	100.0
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
Torrey Pines	842,685	123,891	—	966,576	13	32,180	97.2	97.2
University Town Center
5200 Illumina Way	497,078	295,837	—	792,915	6	21,431	100.0	100.0
10300 Campus Point Drive	449,759	—	—	449,759	1	16,446	100.0	100.0
ARE Esplanade	180,208	—	—	180,208	3	6,737	93.1	93.1
4755, 4757, and 4767 Nexus Center Drive
ARE Towne Centre	272,309	—	—	272,309	4	6,253	97.9	97.9
9363, 9373, 9393, and 9625 Towne Centre Drive (1)
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
University Town Center	1,470,864	295,837	—	1,766,701	15	53,641	98.8	98.8
Sorrento Mesa
5810/5820/6138/6150 Nancy Ridge Drive	138,844	—	—	138,844	2	2,818	76.3	76.3
ARE Portola	105,812	—	—	105,812	3	1,746	69.0	69.0
6175, 6225, and 6275 Nancy Ridge Drive
10121/10151 Barnes Canyon Road (2)	102,392	—	—	102,392	2	1,948	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,452	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	973	100.0	100.0
Sorrento Mesa	447,109	—	—	447,109	9	9,937	85.3	85.3
Sorrento Valley
11025/11035/11045/11055/11065/11075 Roselle Street	90,378	—	31,277	121,655	6	2,253	100.0	74.3
3985/4025/4031/4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	2,542	100.0	100.0
Sorrento Valley	193,489	—	31,277	224,766	10	4,795	100.0	86.1
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego	3,063,927	419,728	31,277	3,514,932	48	$103,048	96.5%	95.5%

(1) We acquired 9625 Towne Centre Drive in 4Q14 with an in-place lease.  The property contains 133,731 RSF and will undergo conversion into tech office space through redevelopment in 3Q15 upon expiration of the existing lease.
(2) We acquired these properties in 3Q13 with the intent to redevelop upon the expiration of the in-place leases. We completed the redevelopment of 53,512 RSF at 10121 Barnes Canyon Road in 3Q14 and delivered 100% of the project to a high-quality tenant, Outerwall Inc. The remaining 48,880 RSF will undergo conversion into tech office space through redevelopment beginning in 4Q15 upon expiration of the existing lease.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Property Listing
(Unaudited, dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Seattle
Lake Union
1201/1208 Eastlake Avenue East	203,369	—	—	203,369	2	$8,748	100.0%	100.0%
1616 Eastlake Avenue East	168,708	—	—	168,708	1	6,273	84.2	84.2
1551 Eastlake Avenue East	117,482	—	—	117,482	1	3,081	89.4	89.4
199 East Blaine Street	115,084	—	—	115,084	1	6,163	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,519	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,147	100.0	100.0
Lake Union	663,339	—	—	663,339	7	26,931	94.1	94.1
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison/410 Elliott Avenue West	35,175	—	—	35,175	2	1,111	100.0	100.0
Elliot Bay	82,921	—	—	82,921	3	2,950	100.0	100.0
Seattle	746,260	—	—	746,260	10	$29,881	94.8%	94.8%

Maryland
Rockville
9800 Medical Center Drive	282,436	—	—	282,436	4	$12,614	100.0%	100.0%
1330 Piccard Drive	131,511	—	—	131,511	1	3,125	100.0	100.0
1500/1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920/15010 Broschart Road	86,703	—	—	86,703	2	1,950	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,091	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,373	100.0	100.0
9920 Medical Center Drive	58,733	—	—	58,733	1	455	100.0	100.0
5 Research Court	54,906	—	—	54,906	1	—	—	—
12301 Parklawn Drive	49,185	—	—	49,185	1	1,169	100.0	100.0
Rockville	889,484	—	—	889,484	14	25,458	93.8	93.8
Gaithersburg
Alexandria Technology Center – Gaithersburg I	377,401	—	—	377,401	4	6,921	86.0	86.0
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center – Gaithersburg II	237,137	—	—	237,137	5	5,326	95.8	95.8
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
16020 Industrial Drive	71,000	—	—	71,000	1	1,048	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	829	71.3	71.3
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	826,642	—	—	826,642	13	16,397	90.2	90.2
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,171	86.6	86.6
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,156,196	—	—	2,156,196	29	$49,164	92.5%	92.5%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Property Listing
(Unaudited, dollars in thousands)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Research Triangle Park
Research Triangle Park
Alexandria Technology Center – Alston	186,870	—	—	186,870	3	$3,065	95.7%	95.7%
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,547	100.0	100.0
Alexandria Innovation Center – Research Triangle Park	135,677	—	—	135,677	3	2,856	99.7	99.7
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,062	100.0	100.0
7 Triangle Drive	96,626	—	—	96,626	1	3,157	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
2525 East NC Highway 54	81,580	—	—	81,580	1	1,686	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,341	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	824	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	530	100.0	100.0
6040 George Watts Hill Drive	—	61,547	—	61,547	1	—	N/A	N/A
Research Triangle Park	980,763	61,547	—	1,042,310	15	20,712	99.1	99.1
Palm Beach
555 Heritage Drive	45,023	—	—	45,023	1	659	55.0	55.0
Research Triangle Park	1,025,786	61,547	—	1,087,333	16	$21,371	97.2%	97.2%

Canada	322,967	—	—	322,967	4	$8,946	97.6%	97.6%

Non-cluster markets	60,178	—	—	60,178	2	$1,000	93.9%	93.9%

North America	14,426,758	1,727,758	143,777	16,298,293	179	$541,550	97.0%	96.1%

Asia	1,242,702	129,762	—	1,372,464	9	$6,433

Subtotal	15,669,460	1,857,520	143,777	17,670,757	188	$547,983

Properties “held for sale” (1)	1,058,525	—	—	1,058,525	5	$6,783

Total	16,727,985	1,857,520	143,777	18,729,282	193	$554,766

(1)	See page 3 for additional information regarding properties “held for sale” as of December 31, 2014.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Investments in Real Estate
(Dollars in thousands, except per square foot amounts)
(Unaudited)

		Investment in Real Estate
		Consolidated	Pro Rata Share of Unconsolidated JV	Total		Square Feet
							Unconsolidated JV		Per SF (1)
	Page			Amount	%	Consolidated		Total

Rental properties	23, 34	$6,988,313	$44,976	$7,033,289	84%	16,572,461	155,524	16,727,985	$426

Current value-creation projects/
Construction in progress (“CIP”):
Current development in North America	33, 34	500,894	112,561	613,455		1,046,766	680,992	1,727,758	473
Current redevelopment in North America	36	42,482	—	42,482		143,777	—	143,777	295
Current development in Asia	47	14,065	—	14,065		129,762	—	129,762	108
		557,441	112,561	670,002	8%	1,320,305	680,992	2,001,297	436

Rental properties and current value-creation projects		7,545,754	157,537	7,703,291		17,892,766	836,516	18,729,282	428

Near-term value-creation projects in North America (CIP):
50, 60, and 100 Binney Street	37, 38	321,907	—	321,907	4%	957,309	—	957,309	336
Other projects	37	107,471	—	107,471	1%	1,758,483	—	1,758,483	61
		429,378	—	429,378		2,715,792	—	2,715,792	158

Future value-creation projects:
North America	37	175,175	—	175,175	2%	3,673,689	—	3,673,689	48
Asia	47	78,548	—	78,548	1%	6,419,707	—	6,419,707	12
		253,723	—	253,723		10,093,396	—	10,093,396	25

Near-term and future value-creation projects		683,101	—	683,101		12,809,188	—	12,809,188	53

Current, near-term, and future value-creation projects		1,240,542	112,561	1,353,103	16%	14,129,493	680,992	14,810,485	105

Gross investments in real estate		8,228,855	157,537	$8,386,392	100%	30,701,954	836,516	31,538,470	$276
Equity method of accounting – unconsolidated JV	43	117,406	N/A
Gross investments in real estate – including unconsol. JV		8,346,261	N/A
Less: accumulated depreciation		(1,120,245)	(290)
Investments in real estate		$7,226,016	$157,247

(1)    Items that include our pro rata share of unconsolidated joint ventures do not calculate directly from amounts shown on the face of this statement. The per square foot amount represents the total cost of our rental properties and value-creation projects, including our partners’ share, divided by the total rentable or developable square feet of the respective property.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Non-Income-Producing Assets (1)
(Unaudited)

(1) Represents non-income-producing assets as a percentage of gross investments in real estate, including our pro rata share of non-income-producing assets at our unconsolidated joint ventures.
(2) Net reduction of 3% in non-income-producing assets consists of a decrease of 4% due to highly-leased deliveries partially offset by a 1% increase due to additions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Overview of Value-Creation Pipeline in North America

			CIP Square Feet	Total Project				Year of NOI Contribution – Forecast
				Square Feet		Leased/Negotiating %		2015	2016	2017 and Beyond
Market	Submarket	Address
Current value-creation development and redevelopment projects
Greater Boston	Longwood Medical Area	360 Longwood Avenue	258,012	413,536	(1)	63%
Greater Boston	Cambridge	75/125 Binney Street	388,270	388,270		99%
New York City	Manhattan	430 East 29th Street	177,221	418,638	(1)	91%
San Diego	Torrey Pines	3013/3033 Science Park Road	123,891	165,938	(1)	81%
Greater Boston	Route 128	225 Second Avenue	112,500	112,500		100%
San Diego	Sorrento Valley	11055/11065/11075 Roselle Street	31,277	55,213	(1)	75%
San Diego	University Town Center	5200 Illumina Way – Building 6	295,837	295,837		100%
Research Triangle Park	Research Triangle Park	6040 George Watts Hill Drive	61,547	61,547		100%
San Francisco Bay Area	Mission Bay	1455/1515 Third Street	422,980	422,980		100%
Total/weighted average			1,871,535	2,334,459		90%

				Total Project
Near-term value-creation development projects (2)				Square Feet		Negotiating %
San Diego	University Town Center	10300 Campus Point Drive – Building 2		143,086		75%	(3)
Greater Boston	Cambridge	50 Binney Street		276,371		100%	(3)
Greater Boston	Cambridge	60 Binney Street		264,150		100%	(3)
San Diego	University Town Center	5200 Illumina Way		386,044		—%
Seattle	Lake Union	1165 Eastlake Avenue East		106,000		—%
Greater Boston	Cambridge	100 Binney Street		416,788		100%	(3)
San Francisco Bay Area	SoMa	510 Townsend Street		300,000		100%	(3)
New York City	Manhattan	East 29th Street		420,000	(4)	—%
San Diego	University Town Center	10300 Campus Point Drive – Building 3		150,353		—%
Seattle	Lake Union	400 Dexter Avenue North		253,000		—%
Total/weighted average				2,715,792		50%

(1) Portion of project was delivered in 2014, see pages 32, 33, 34, and 36 for RSF currently under construction.
(2) See page 20 for RSF targeted for redevelopment.
(3) Under negotiation or subject to letter of intent.
(4) We hold a right to ground lease a parcel supporting the future ground-up development of approximately 420,000 SF at the Alexandria Center™ for Life Science pursuant to an option under our ground lease. We have begun discussions regarding this option and the potential to increase the site density beyond 420,000 SF.
									Value-Creation Development Projects
									Value-Creation Redevelopment Projects

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Deliveries of Value-Creation Development Projects in North America
(Dollars in thousands)
(Unaudited)

Property	499 Illinois Street	430 East 29th Street	3013/3033 Science Park Road	360 Longwood Avenue
Project Type	Development	Development	Development	Unconsolidated JV Development
Photograph/ Rendering

					Occupancy and % of Project Delivered (1)				Unlevered
	Placed into Service in 4Q14		RSF In Service			Total Project			Average Cash Yield		Initial Stabilized Yield (Cash Basis)		Initial Stabilized Yield
						Leased/ Negotiating	Investment
Address/Market – Submarket	Date	RSF	Prior to 4Q14	Total
Development projects in North America
499 Illinois Street/ San Francisco Bay Area – Mission Bay	Various	61,941	157,633	219,574	100%	100%	$198,098		7.4%	(2)	6.8%	(2)	7.3%	(2)
430 East 29th Street/ New York City – Manhattan	November 2014	10,975	230,442	241,417	58%	91%	$463,245	(3)	7.1%	(4)	6.6%	(4)	6.5%	(4)
3013/3033 Science Park Road/ San Diego – Torrey Pines	End of December 2014	42,047	—	42,047	25%	81%	$104,791	(3)	7.7%	(4)	7.2%	(4)	7.1%	(4)

Unconsolidated joint venture development projects in North America
360 Longwood Avenue/ Greater Boston – Longwood Medical Area	End of December 2014	1,424	154,100	155,524	38%	63%	$350,000	(3)	9.3%	(4)	8.3%	(4)	8.9%	(4)

(1) As of December 31, 2014.
(2)    Increased from previously disclosed estimated yields of 7.3% for average cash yield, 6.4% for initial stabilized yield (cash basis), and 7.2% for initial stabilized yield.
(3)    Represents 100% of investment at completion for the entire project. Only a portion of the project was placed into operations during 4Q14. See pages 33 and 34 for portion of development still in progress.
(4) Consistent with previously disclosed yields.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Current Value-Creation Development Projects in North America – Consolidated
(Dollars in thousands)
(Unaudited)

				Leased Status						Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased		Negotiating		Total Leased/Negotiating
Property/Market – Submarket	In Service	CIP	Total	RSF	%	RSF	%	RSF	%
Consolidated development projects in North America
75/125 Binney Street/ Greater Boston – Cambridge	—	388,270	388,270	386,111	99%	—	—%	386,111	99%	1Q13	1Q15	2015
430 East 29th Street/ New York City – Manhattan	241,417	177,221	418,638	278,211	66%	101,698	25%	379,909	91%	4Q12	4Q13	2015
5200 Illumina Way – Building 6/ San Diego – University Town Center	—	295,837	295,837	149,663	51%	146,174	49%	295,837	100%	3Q14	3Q16	2016
3013/3033 Science Park Road/ San Diego – Torrey Pines	42,047	123,891	165,938	105,047	63%	29,955	18%	135,002	81%	2Q14	4Q14	2016
6040 George Watts Hill Drive/ Research Triangle Park – Research Triangle Park	—	61,547	61,547	61,547	100%	—	—%	61,547	100%	4Q14	1Q16	2016
Consolidated development projects in North America	283,464	1,046,766	1,330,230	980,579	74%	277,827	21%	1,258,406	95%

	Investment
			Cost to Complete						Unlevered
	December 31, 2014		2015		Thereafter				Average Cash Yield	Initial Stabilized Yield (Cash Basis)	Initial Stabilized Yield
Property/Market – Submarket			Construction Financing	Internal Funding	Construction Financing	Internal Funding	Total at Completion
	In Service	CIP
Consolidated development projects in North America
75/125 Binney Street/ Greater Boston – Cambridge	$—	$276,608	$56,511	$—	$18,320	$—	$351,439	(1)	9.1%	8.0%	8.2%
430 East 29th Street/ New York City – Manhattan	$247,768	$177,688	$—	$37,789	$—	$—	$463,245		7.1%	6.6%	6.5%
5200 Illumina Way – Building 6/ San Diego – University Town Center	$—	$10,088	$—	$35,332	$—	$24,480	$69,900		8.6%	7.0%	8.4%
3013/3033 Science Park Road/ San Diego – Torrey Pines	$20,264	$32,891	$—	$15,595	$—	$36,041	$104,791		7.7%	7.2%	7.1%
6040 George Watts Hill Drive/ Research Triangle Park – Research Triangle Park	$—	$3,619	$—	$21,773	$—	$408	$25,800		8.1%	7.3%	8.1%
Consolidated development projects in North America	$268,032	$500,894	$56,511	$110,489	$18,320	$60,929	$1,015,175

(1)
In 3Q13, we completed the preliminary design and budget for interior improvements for use by ARIAD Pharmaceuticals, Inc. (“ARIAD”). Based upon our lease with ARIAD, we expect an increase in both estimated NOI and estimated cost at completion, with no significant change in our estimated yields. In light of certain changes in ARIAD’s business, ARIAD is reassessing its plans to occupy the entire facility and may sublease a portion of this project. As a result, plans and drawings for the interior improvements for the project have not been approved by ARIAD in accordance with the timelines specified in the lease. We expect ARIAD to finalize the design and budget for all or a portion of the interior improvements in the future and will provide an update on our estimated cost at completion and targeted yields. Pursuant to the terms of the lease, we expect rent to commence in late March 2015.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Current Value-Creation Development Projects in North America – Unconsolidated Joint Ventures
(Dollars in thousands)
(Unaudited)

				Leased Status						Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased		Negotiating		Total Leased/Negotiating
Property/Market – Submarket	In Service	CIP	Total	RSF	%	RSF	%	RSF	%
Unconsolidated JV development projects
360 Longwood Avenue/ Greater Boston – Longwood Medical Area	155,524	258,012	413,536	155,524	38%	104,022	25%	259,546	63%	2Q12	3Q14	2016
1455/1515 Third Street/ San Francisco Bay Area – Mission Bay	—	422,980	422,980	422,980	100%	—	—%	422,980	100%	3Q14	3Q16-1Q17	2016/2017
Total	155,524	680,992	836,516	578,504	69%	104,022	13%	682,526	82%

	Investment
			Cost to Complete					Unlevered (1)
	December 31, 2014		2015		Thereafter			Average Cash Yield	Initial Stabilized Yield (Cash Basis)	Initial Stabilized Yield
Property/Market – Submarket			Construction Financing	Internal Funding	Construction Financing	Internal Funding	Total at Completion
	In Service	CIP
Unconsolidated JV development projects (2)
100% of JV: 360 Longwood Avenue/ Greater Boston – Longwood Medical Area	$111,523	$184,844	$35,755	$—	$17,878	$—	$350,000
100% of JV: 1455/1515 Third Street/ San Francisco Bay Area – Mission Bay (3)	$21,150	$106,524	$—	$36,320	$—	TBD	TBD

ARE share of unconsolidated JV development projects (2)
27.5% of JV: 360 Longwood Avenue/ Greater Boston – Longwood Medical Area	$34,189	$56,667	$9,833	$1,513	$4,916	$1,847	$108,965	9.3%	8.3%	8.9%
51.0% of JV: 1455/1515 Third Street/ San Francisco Bay Area – Mission Bay (3)	$10,787	$55,894	$—	$26,487	$—	TBD	TBD	TBD	TBD	TBD
Total ARE share of unconsolidated JV development projects	$44,976	$112,561	$9,833	$28,000	$4,916	TBD	TBD

(1)
Our projected unlevered initial stabilized yield (cash basis) is based upon our share of the investment in real estate, including costs incurred directly by us outside of the JV. Development management fees earned from these development projects have been excluded from our estimate of unlevered yields.

(2)	See page 43 for additional information regarding our unconsolidated JVs.

(3)	The design and budget of this project are in process, and the estimated project cost with related yields are expected to be disclosed in the near future.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Current Value-Creation Development Projects in North America

Property	75/125 Binney Street	430 East 29th Street	5200 Illumina Way – Building 6	3013/3033 Science Park Road
Submarket/ Market	Cambridge/ Greater Boston	Manhattan/ New York City	University Town Center/ San Diego	Torrey Pines/ San Diego
RSF (in progress)	388,270	177,221	295,837	123,891
Project Type	Development	Development	Development	Development
Client Tenants	ARIAD Pharmaceuticals, Inc.	Roche/New York University/Others	Illumina, Inc.	Receptos, Inc./ The Medicines Company
Photograph/ Rendering

Property	6040 George Watts Hill Drive	360 Longwood Avenue	1455/1515 Third Street
Submarket/ Market	Research Triangle Park/ Research Triangle Park	Longwood Medical Area/ Greater Boston	Mission Bay/ San Francisco Bay Area
RSF (in progress)	61,547	258,012	422,980
Project Type	Development	Unconsolidated JV Development	Unconsolidated JV Development
Client Tenants	Fuji Diosynth Biotechnologies U.S.A., Inc.	Dana-Farber Cancer Institute, Inc.	Uber Technologies, Inc. (1)
Photograph/ Rendering

(1)	We are currently working closely with Uber Technologies, Inc. to revise the core and exterior architecture of the building design.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Current Value-Creation Redevelopment Projects in North America
(Dollars in thousands)
(Unaudited)

				Leased Status							Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased			Negotiating		Total Leased/Negotiating
Property/Market – Submarket	In Service	CIP	Total	RSF		%	RSF	%	RSF	%
Consolidated redevelopment projects in North America
225 Second Avenue/ Greater Boston – Route 128 (1)	—	112,500	112,500	112,500		100%	—	—%	112,500	100%	1Q14	2Q15	2015
11055/11065/11075 Roselle Street/ San Diego – Sorrento Valley (1)	23,936	31,277	55,213	41,163	(2)	75%	—	—%	41,163	75%	4Q13	2Q14	2015
Consolidated redevelopment projects in North America	23,936	143,777	167,713	153,663		92%	—	—%	153,663	92%

	Investment					Unlevered
Property/Market – Submarket	December 31, 2014		Cost to Complete		Total at Completion	Average Cash Yield	Initial Stabilized Yield (Cash Basis)	Initial Stabilized Yield
	In Service	CIP	2015	Thereafter
Consolidated redevelopment projects in North America
225 Second Avenue/ Greater Boston – Route 128	$—	$34,885	$11,786	$—	$46,671	9.0%	8.3%	8.3%
11055/11065/11075 Roselle Street/ San Diego – Sorrento Valley	$7,044	$7,597	$3,709	$—	$18,350	8.0%	7.8%	7.9%
Consolidated redevelopment projects in North America	$7,044	$42,482	$15,495	$—	$65,021

(1)	Acquired to accommodate expansion requirements of existing tenants.

(2)	In 2Q14, we delivered 23,936 RSF to a life science company. We expect to deliver the remaining leased 17,227 RSF in 2Q15.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Near-Term and Future Value-Creation Development Projects in North America
(Dollars in thousands, except per square foot amounts)
(Unaudited)

				Embedded Land (1)		Total
Property – Market	Book Value	Square Feet	Cost Per Square Foot	Square Feet		Book Value	Square Feet	Cost Per Square Foot
Near-Term Value-Creation Development Projects – Land undergoing predevelopment activities (CIP)
Alexandria Center™ at Kendall Square (“ACKS”) – Greater Boston:
50, 60, and 100 Binney Street (2)	$321,907	957,309	$336	—		$321,907	957,309	$336
510 Townsend Street – San Francisco Bay Area	58,459	300,000	195	—		58,459	300,000	195
5200 Illumina Way – San Diego (3)	8,793	386,044	23	—		8,793	386,044	23
10300 Campus Point – San Diego (3)	5,746	293,439	20	—		5,746	293,439	20
1165 Eastlake Avenue East – Seattle (4)	17,664	106,000	167	—		17,664	106,000	167
400 Dexter Avenue North – Seattle	16,809	253,000	66	—		16,809	253,000	66
East 29th Street – New York City	—	—	—	420,000	(5)	—	420,000	—
Near-term value-creation development projects	$429,378	2,295,792	$187	420,000		429,378	2,715,792	158

Future Value-Creation Development Projects – Land held for development
Alexandria Technology Square® – Greater Boston	$7,721	100,000	$77	—		7,721	100,000	77
ACKS – Residential – Greater Boston (3) (6)	28,140	288,515	98	—		28,140	288,515	98
Grand Avenue – San Francisco Bay Area (7)	45,056	397,132	113	—		45,056	397,132	113
560 Eccles Avenue – San Francisco Bay Area (8)	17,655	144,000	123	—		17,655	144,000	123
Executive Drive/Other – San Diego (3)	4,533	65,000	70	279,000		4,533	344,000	13
1150/1166 Eastlake Avenue East – Seattle	15,248	160,266	95	—		15,248	160,266	95
Other	56,822	1,753,776	32	486,000		56,822	2,239,776	25
Future value-creation development projects	$175,175	2,908,689	$60	765,000		175,175	3,673,689	48

Total near-term and future value-creation development projects				1,185,000		$604,553	6,389,481	$95

(1)
Embedded land generally represents adjacent land acquired in connection with the acquisition of operating properties. As a result, the real estate basis attributable to these land parcels is classified with the associated rental property.

(2)
Includes infrastructure related costs consisting of: utility access and roads, installation of storm drain systems, infiltration systems, traffic lighting/signals, streets, and sidewalks related to 50, 60, and 100 Binney Street. In addition, we have commenced below-grade site work for 50 and 60 Binney Street related to the foundation and subterranean parking garage.

(3) During 4Q14, we added approximately 416,230 RSF to our near-term and future value-creation development pipeline in our University Town Center and Cambridge/Inner Suburbs markets, reflecting our efforts to increase density at certain high-quality campus locations including 5200 Illumina Way, 10300 Campus Point, Executive Drive, and ACKS – Residential.

(4)	The cost per square foot for 1165 Eastlake Avenue East includes an existing structure that can substantially be incorporated into the development plans.

(5)
We hold a right to ground lease a parcel supporting the future ground-up development of approximately 420,000 SF at the Alexandria Center™ for Life Science pursuant to an option under our ground lease. We have begun discussions regarding this option and the potential to increase the site density beyond 420,000 SF.

(6)
Includes two residential sites at our Alexandria Center™ at Kendall Square project. We have commenced construction on one residential building aggregating approximately 105,000 gross square feet with an aggregate cost at completion of approximately $40 to $45 million.

(7)	Represents two additional land parcels located adjacent to/surrounding the recently developed 249/259/269 East Grand Avenue campus leased to Amgen Inc. in South San Francisco.

(8)	Represents an additional land parcel located nearby our 341/343 Oyster Point Boulevard properties and within walking distance of Roche’s campus in South San Francisco.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Near-Term Value-Creation Development Projects
Greater Boston

Operating/Development Project	Near-Term Value-Creation Project

Property	Alexandria Center™ at Kendall Square
Submarket/Market	Cambridge/Greater Boston
Aerial
Background
Alexandria received final approval from the City of Cambridge to develop the Alexandria Center™ at Kendall Square, a fully integrated campus featuring four world-class office/laboratory and tech office buildings, high-quality amenities, and green space. Alexandria’s entitlement efforts resulted in an increase of 1.2 million developable square feet over the original entitlements in place at acquisition.

Near-Term Opportunity
Our near-term development opportunity consists of 50, 60, and 100 Binney Street aggregating approximately 1.0 million RSF. We have commenced below-grade site work for 50 and 60 Binney Street related to the foundation and subterranean parking garage in order to reduce the time to deliver these buildings for occupancy. Subject to market conditions, we expect to commence vertical above-ground construction of 50 and 60 Binney Street in early 2015 and 100 Binney Street in mid-2015. 50, 60, and 100 Binney Street are subject to negotiations or letter of intent, each with a separate full building user. The timing of revenue recognition for 50 and 60 Binney may begin in late 2016 or in 2017, subject to final lease negotiations.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Near-Term Value-Creation Development Projects
San Francisco Bay Area

Operating/Development Project	Near-Term Value-Creation Project

Property	510 Townsend Street
Submarket/Market	SoMa/San Francisco Bay Area
Aerial
Background
Alexandria’s 510 Townsend Street project was acquired in April 2014 and represents an expansion of our successful Mission Bay science and technology campus into the SoMa submarket.  The site is ideally located at the corner of Townsend and 6th Streets, placing it within close proximity to public transportation.  The site is also adjacent to one of Interstate 280’s key arrival points into San Francisco and is only blocks away from Interstate 80 and the US 101 Freeway. Furthermore, with its highly strategic location at the intersection of Alexandria’s Mission Bay science and technology campus and the SoMa technology district, the 510 Townsend Street site, and this key cluster expansion, mirrors the convergence of life science, technology, and healthcare occurring with the digital health revolution.

Current Development
In September 2014, Alexandria and Uber Technologies, Inc. (“Uber”) formed a JV and acquired key land parcels at 1455/1515 Third Street in our Mission Bay submarket of San Francisco, for the ground-up development of two Class A buildings aggregating 422,980 RSF. Alexandria holds a 51% interest in the JV. Additionally, Alexandria executed a 15-year lease with Uber for 100% of the project. The purchase price of the land parcels, including 423 parking structure spaces, foundation piles, plans, and permits, was $125.0 million, with 49% funded by Uber. The land parcels are fully entitled, including Proposition M office allocation approvals. The timing of revenue recognition for this lease may begin from 3Q16 to 1Q17, subject to the completion of the design and budget of the buildings.

Near-Term Opportunity
Ground-up development of a office/laboratory or tech office building at 510 Townsend Street aggregating approximately 300,000 gross square feet for either single or multi-tenancy to strategically capture strong demand from high-quality science and digital health companies in our world-class urban campus in the heart of San Francisco.  We are in the process of perfecting entitlements, negotiating with full building users, and subject to market conditions, we plan to commence construction as soon as possible in 2015.  We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Near-Term Value-Creation Development Projects
San Diego

Operating/Development Project	Near-Term Value-Creation Project

Property	5200 Illumina Way
Submarket/Market	University Town Center/San Diego
Aerial
Background
Alexandria owns and operates the headquarters campus of Illumina, Inc., the leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function with a market capitalization of $23.3 billion as of September 30, 2014. We previously delivered two build-to-suit projects, buildings 4 and 5, to Illumina, Inc. in 4Q12 and 1Q13, respectively.

Current Development
In 3Q14 we commenced development of 5200 Illumina Way – Building 6. We are currently in negotiations to amend the existing lease to expand the RSF of the building from 149,663 RSF to 295,837 RSF. Also in 4Q14, we added 214,067 RSF to the overall site, reflecting our efforts to increase density for additional buildings to 386,044 RSF on this urban innovation campus.

Near-Term Opportunity
Ground-up development of additional office/laboratory buildings aggregating 386,044 RSF. Subject to market conditions, we expect to commence development of at least one additional building over the next one to three years as we expect expansion requirements from Illumina, Inc.  We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Near-Term Value-Creation Development Projects
San Diego

Operating	Near-Term Value-Creation Project

Property	10300 Campus Point Drive
Submarket/Market	University Town Center/San Diego
Aerial
Background
10300 Campus Point Drive is Alexandria’s flagship 449,759 RSF, multi-tenant office/laboratory campus in University Town Center with additional developable square footage. Also in 4Q14, we added 153,439 RSF to our near-term development pipeline at this site, reflecting our efforts to increase density on this urban innovation campus.

Near-Term Opportunity
Ground-up development of two buildings aggregating 293,439 RSF.  We have an executed letter of intent with an existing tenant for an expansion into 75% of a new 143,086 RSF building. We expect to commence construction of this building in 2015. The timing of revenue recognition for the initial delivery of this project is expected to be late 2016, subject to lease negotiations as well as completion of the design and budget for the project. We also expect to disclose the estimated investment and yields upon commencement of ground-up development. Subject to market conditions and finalizing design and permits, we expect to be in a position to commence development of the third building aggregating 150,353 RSF over the next four to six quarters as we receive expansion requirements from existing tenants.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Near-Term and Future Value-Creation Development Projects
Seattle

Operating	Near-Term and Future Value-Creation Project

Property	1165 Eastlake Avenue East	400 Dexter Avenue North
Submarket/Market	Lake Union/Seattle	Lake Union/Seattle
Aerial
Background
Alexandria’s Eastlake Avenue East and Dexter Avenue assets are located in Lake Union, home to numerous highly renowned medical research institutions, including the Fred Hutchinson Cancer Research Center and the University of Washington, as well as the corporate headquarters for Amazon.com, Inc.

Near-Term Opportunity	1165 Eastlake Avenue East	400 Dexter Avenue North
Ground-up development of a office/laboratory or tech office building for 106,000 RSF for single or multi-tenancy. Subject to market conditions, we expect to commence construction of this project over the next one to three years. We expect to disclose the estimated investment and yields upon commencement of ground-up development.

Ground-up development of a office/laboratory or tech office building for 253,000 RSF for single or multi-tenancy. Subject to market conditions, we expect to commence construction of this project over the next one to three years. We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Unconsolidated Joint Ventures
(Dollars in thousands)
(Unaudited)

Income statement Year ended December 31, 2014
	360 Longwood Avenue			1455/1515 Third Street			Total ARE Share
	100%	ARE’s 27.5% Share	(1)	100%	ARE’s 51% Share	(1)
Revenue	$2,939	$1,015	(2)	$127	$65		$1,080
Rental operations expense	(274)	(80)		(161)	(82)		(162)
Interest	(119)	(35)		—	—		(35)
Depreciation and amortization	(627)	(239)		(176)	(90)		(329)
Net income (loss)	$1,919	$661		$(210)	$(107)		$554

Balance sheet As of December 31, 2014
	360 Longwood Avenue				1455/1515 Third Street			Total ARE Share
	100%		ARE’s 27.5% Share	(1)	100%	ARE’s 51% Share	(1)
Rental properties	$111,523		$34,189		$21,150	$10,787		$44,976
Construction in progress	184,844		56,667		106,524	55,894		112,561
Gross investments in real estate	296,367		90,856		127,674	66,681		157,537
Less: accumulated depreciation	(591)		(200)		(176)	(90)		(290)
Investments in real estate	295,776		90,656		127,498	66,591		157,247
Other assets	10,410		3,637		7,319	3,861		7,498
Total assets	$306,186		$94,293		$134,817	$70,452		$164,745

Secured notes payable	$159,881	(3)	$43,967		$—	$—		$43,967
Other liabilities	4,445		1,227		4,206	2,145		3,372
Total liabilities	164,326		45,194		4,206	2,145		47,339
Equity	141,860		49,099		130,611	68,307		117,406
Total liabilities and equity	$306,186		$94,293		$134,817	$70,452		$164,745

	RSF				RSF
Rental properties	155,524	(4)			—
Active development (CIP) (5)	258,012				422,980
Total	413,536				422,980

(1)
Amounts include costs incurred directly by us outside of the JVs. We believe the pro rata basis in our investments in unconsolidated JVs is useful information for investors as it provides our proportional share of the investments in real estate from all properties, including our share of the assets and liabilities of our unconsolidated JVs. The pro rata basis allows investors to estimate the impact of real estate investments and debt financing at the JV level.

(2)	Includes development fees earned.

(3)
Secured construction loan with an aggregate commitment of $213.2 million, which bears interest at LIBOR+3.75%, with a floor of 5.25%. The maturity date of the loan is April 1, 2017, with two, one-year options to extend the stated maturity date to April 1, 2019, subject to certain conditions.

(4)	Delivery of 154,100 RSF occurred in late September 2014.

(5)	See page 34 for further detail of our unconsolidated JV development projects.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Capital Allocation and Projected Construction Spending in 2015
(Dollars in thousands, except per square foot amounts)
(Unaudited)

Capital Allocation Projected Construction and Acquisition Spending in 2015 (1)

(1) Based upon mid-point of 2015 guidance for construction spending of $695 million and actual acquisitions to date in January 2015 of $231 million.

Projected Construction Spending	Year Ended December 31, 2015
Current value-creation projects in North America:
Development (Consolidated)	$167,000
Development (Unconsolidated JV)	28,000
Redevelopment	15,495
Developments/redevelopments recently transferred to rental properties	17,505	(1)
Generic laboratory infrastructure/building improvement projects	50,000	(2)
Current value-creation projects in North America			278,000
Near-term value-creation projects			405,000			(3)
Value-creation projects			683,000
Non-revenue-enhancing capital expenditures			12,000
Projected construction spending			$695,000

Guidance range for the year ended December 31, 2015			$645,000	–	745,000

(1)    Represents spending for recently delivered projects, including 4757 Nexus Center Drive, 1616 Eastlake Avenue East, and 1551 Eastlake Avenue East, that may require additional construction prior to occupancy, generally ranging from 15,000 to 30,000 RSF of the project.
(2)    Includes, among others, 3535 General Atomics Court, 9373 Town Center Drive, 5810/5820 Nancy Ridge Drive, 8000 Virginia Manor Road, and 44 Hartwell Avenue.
(3)    See overview of our near-term value-creation projects on page 37.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Capital Allocation and Actual Construction Spending in 2014
(Dollars in thousands, except per square foot amounts)
(Unaudited)

Capital Allocation Actual Construction and Acquisition Spending in 2014 (1)

(1) Based upon $523.8 million of construction spending and $290.0 million of acquisitions completed in 2014. See page 46 for further detail of 2014 acquisitions.

Actual Construction Spending	Year Ended December 31, 2014
Development – North America	$310,540
Redevelopment – North America	65,143
Predevelopment	80,522
Generic laboratory infrastructure/building improvement projects in North America (1)	56,905
Development and redevelopment – Asia	10,739
Total construction spending	$523,849

(1) Includes revenue-enhancing projects, and non-revenue-enhancing capital expenditures amounts shown in the table below.

Non-revenue-enhancing Capital Expenditures, Tenant Improvements, and Leasing Costs (1)	Year Ended December 31, 2014			Five Year Average Per RSF (2)
	Amount	RSF	Per RSF
Non-revenue-enhancing capital expenditures	$7,429	15,255,993	$0.49	$0.24

Tenant improvements and leasing costs:
Re-tenanted space	$5,830	289,565	$20.13	$9.81
Renewal space	9,349	1,157,951	8.07	5.80
Total tenant improvements and leasing costs/weighted average	$15,179	1,447,516	$10.49	$6.89

(1)      Excludes amounts that are recoverable from client tenants, revenue-enhancing, or related to properties that have undergone redevelopment.
(2)     Represents the average of the years ended December 31, 2010, through December 31, 2014.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Acquisitions
(Dollars in thousands)
(Unaudited)

													Unlevered
		Date Acquired		Number of Properties	Purchase Price		Loan Assumption			Percentage			Average Cash Yield		Initial Stabilized Yield (Cash)		Initial Stabilized Yield
Property/Market – Submarket	Type								SF	Leased		Negotiating
3545 Cray Court/ San Diego – Torrey Pines	Operating	1/30/14		1	$64,000		$40,724	(1)	116,556	100%		—%	7.2%		7.0%		7.2%
4025/4031/4045 Sorrento Valley Boulevard/ San Diego – Sorrento Valley	Operating	3/17/14		3	12,400		7,605	(2)	42,566	100%		—%	8.2%		7.8%		8.2%
225 Second Avenue/ Greater Boston – Route 128	Redevelopment	3/27/14		1	16,330		—		112,500	100%	(3)	—%	9.0%		8.3%		8.3%
510 Townsend Street/ San Francisco Bay Area – SoMa	Land	4/18/14		—	50,000		—		300,000	—%		100%	TBD		TBD		TBD
1455/1515 Third Street/ San Francisco Bay Area – Mission Bay (4)	Land	9/4/14		—	125,000		—		422,980	100%		—%	TBD		TBD		TBD
9625 Towne Centre Drive/ San Diego – University Town Center	Redevelopment	11/5/14		1	22,250		—		133,731	100%		—%	TBD	(5)	TBD	(5)	TBD	(5)
6040 George Watts Hill Drive/ Research Triangle Park – Research Triangle Park	Development	12/10/14		1	—	(6)	—		61,547	100%		—%	8.1%		7.3%		8.1%
Total				7	$289,980		$48,329

January 2015
640 Memorial Drive/ Greater Boston – Cambridge (7)	Operating	1/21/15		1	$176,500		$82,000	(7)	225,504	100%		—%	6.8%		6.4%		7.5%
Alexandria Technology Square® (10% noncontrolling interest)/ Greater Boston – Cambridge	Operating	1/21/15	(8)	7	$108,250		$—		1,181,635	99.5%		—%	6.1%		5.4%		6.1%

(1)    Secured note payable with a contractual rate of 4.66% and a maturity date of January 1, 2023.
(2)    Secured note payable with a contractual rate of 5.74% and a maturity date of April 15, 2016.
(3)    Acquired vacant. We subsequently leased 100% of the project to accommodate an expansion requirement of an existing tenant.
(4)    In 3Q14, Alexandria and Uber formed a JV and acquired key land parcels for the ground-up development of two Class A buildings. Alexandria holds a 51% interest in the JV and Uber holds a 49% interest. Additionally, Alexandria executed a 15-year lease with Uber. The purchase price of the land parcels, includes 423 parking structure spaces, foundation piles, plans, and permits, and was funded by pro rata contributions from Alexandria and Uber. The land parcels are fully entitled, and include Proposition M office allocation approvals. See page 34 for details of this development project. The design and budget of this project are in process, and the estimated project cost with related yields are expected to be disclosed in the near future.
(5)    We acquired 9625 Towne Centre Drive in 4Q14 with an in-place lease.  The property contains 133,731 RSF and will undergo conversion into tech office space through redevelopment in 3Q15 upon expiration of the existing lease. We plan to provide the estimated project cost with related yields once property commences redevelopment.
(6)    Represents a 99-year ground lease executed in December 2014 for land owned by our future tenant, Fuji Diosynth Biotechnologies U.S.A., Inc. The 61,547 RSF value-creation development project is 100% pre-leased to this tenant, and we commenced development in 4Q14. Ground lease payments to Fuji Diosynth Biotechnologies U.S.A, Inc. commence upon delivery of the completed building and are included in the expected yields.
(7)    Secured note payable with a contractual rate of 3.93% and a maturity date in 2023.
(8) In January 2015, we executed an agreement to purchase the outstanding 10% noncontrolling interest in our flagship campus at Alexandria Technology Square® for $108.3 million.  The purchase price will be paid in equal installments of $54 million each on
           April 1, 2015, and April 1, 2016.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Real Estate Investments in Asia
(Unaudited)

	Number of Properties	ABR (in thousands)	Occupancy Percentage		Book Value (in thousands)	Square Feet
Rental properties, net, in China	2	$1,229	53.8%		$82,220	632,078
Rental properties, net, in India	7	5,204	55.7		73,801	610,624
Rental properties, net, in Asia	9	$6,433	54.7%	(1)	156,021	1,242,702

Construction in progress: current development projects in India					14,065	129,762
Land held for future development in India					78,548	6,419,707
Total investments in real estate, net, in Asia					$248,634	7,792,171

(1)	Decrease in occupancy from 3Q14 of 8.1% primarily due to the completion and delivery during 4Q14 of a development project in India, aggregating 175,000 RSF. We are marketing this space for lease.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Key Credit Metrics (1)
(Unaudited)

Net Debt to Adjusted EBITDA	High Quality Tenancy	Pre-Leased Deliveries Drive Decline in Non-Income-Producing Assets (2)

6.6x
7.2x
6.5x to 7.5x
6.0x to 7.0x
4Q13
4Q14
2015 Target Range
Goal

16%
13%
10%
to
15%
4Q14
1Q15
Projection
2015
Target Range

Investment-Grade Client Tenants:
56%
of ARE’s Total ABR

Fixed Charge Coverage Ratio	Adjusted EBITDA Margin (3)	Liquidity

3.2x
3.3x
3.0x to 3.5x
3.0x to 3.5x
4Q13
4Q14
2015 Target Range
Goal

65%

$1,500
$1,250
$1,000
$750
$500
(in millions)
$1,451
$169
$1,196
4Q14
Cash and Cash Equivalents
Construction Loan Commitments
$1.5 Billion Unsecured Senior Line of Credit

Gross Assets (4)

$9.3

Billion

(1) These credit metrics, among others, represent certain metrics Moody’s and/or Standard & Poor's consider in their overall credit rating assignment.
(2) Represents non-income-producing assets (CIP and land) as a percentage of gross investments in real estate.
(3) 4Q14 annualized.
(4) Represents total assets plus accumulated depreciation.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Summary of Debt
(Dollars in thousands)
(Unaudited)

Fixed-rate/hedged and unhedged variable-rate debt

	Fixed Rate/Hedged Variable Rate	Unhedged Variable Rate	Total Consolidated	Percentage of Total Debt	Weighted Average Interest Rate at End of Period (1)	Weighted Average Remaining Term (in years)
Secured notes payable	$403,981	$248,228	$652,209	17.7%	4.59%	2.7
Unsecured senior notes payable	1,747,370	—	1,747,370	47.5	3.98	8.3
$1.5 billion unsecured senior line of credit	—	304,000	304,000	8.3	1.27	4.0
2016 Unsecured Senior Bank Term Loan	350,000	25,000	375,000	10.2	1.42	1.6
2019 Unsecured Senior Bank Term Loan	600,000	—	600,000	16.3	1.67	4.0
Total/weighted average	$3,101,351	$577,228	$3,678,579	100.0%	3.23%	5.6
Percentage of total debt	84%	16%	100%

(1)
Represents the weighted average interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

Debt maturities chart (In millions)

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Summary of Debt (continued)
(Dollars in thousands)
(Unaudited)

	Stated Rate		Weighted Average Interest Rate (1)	Maturity Date (2)	Principal Payments Remaining for the Period Ending December 31,
Debt					2015	2016	2017	2018	2019	Thereafter	Total
Secured notes payable
Maryland	5.64%		4.50%	6/1/15	$5,777	$—	$—	$—	$—	$—	$5,777
San Francisco Bay Area	L+1.50		1.66	7/1/15	46,792	—	—	—	—	—	46,792
Greater Boston, San Francisco Bay Area, and San Diego	5.73		5.73	1/1/16	1,815	75,501	—	—	—	—	77,316
Greater Boston, San Diego, and New York City	5.82		5.82	4/1/16	988	29,389	—	—	—	—	30,377
San Diego	5.74		3.00	4/15/16	175	6,916	—	—	—	—	7,091
San Francisco Bay Area	L+1.40		1.56	6/1/16	—	19,343	—	—	—	—	19,343
San Francisco Bay Area	6.35		6.35	8/1/16	2,652	126,715	—	—	—	—	129,367
Maryland	2.15		2.15	1/20/17	—	—	76,000	—	—	—	76,000
Greater Boston	L+1.35		1.52	8/23/17	—	—	106,093	—	—	—	106,093
San Diego, Maryland, and Seattle	7.75		7.75	4/1/20	1,570	1,696	1,832	1,979	2,138	104,352	113,567
San Diego	4.66		4.66	1/1/23	1,403	1,464	1,540	1,614	1,692	31,674	39,387
San Francisco Bay Area	6.50		6.50	6/1/37	18	19	20	22	23	728	830
Unamortized premiums					214	55	—	—	—	—	269
Secured notes payable average/subtotal	4.63%		4.59		61,404	261,098	185,485	3,615	3,853	136,754	652,209

2016 Unsecured Senior Bank Term Loan	L+1.20%		1.42	7/31/16	—	375,000	—	—	—	—	375,000
2019 Unsecured Senior Bank Term Loan	L+1.20%		1.67	1/3/19	—	—	—	—	600,000	—	600,000
$1.5 billion unsecured senior line of credit	L+1.10%	(3)	1.27	1/3/19	—	—	—	—	304,000	—	304,000
Unsecured senior notes payable	2.75%		2.79	1/15/20	—	—	—	—	—	400,000	400,000
Unsecured senior notes payable	4.60%		4.61	4/1/22	—	—	—	—	—	550,000	550,000
Unsecured senior notes payable	3.90%		3.94	6/15/23	—	—	—	—	—	500,000	500,000
Unsecured senior notes payable	4.50%		4.51	7/30/29	—	—	—	—	—	300,000	300,000
Unamortized discounts					(326)	(337)	(350)	(362)	(375)	(880)	(2,630)
Unsecured debt average/subtotal			2.94		(326)	374,663	(350)	(362)	903,625	1,749,120	3,026,370
Average/total			3.23%		$61,078	$635,761	$185,135	$3,253	$907,478	$1,885,874	$3,678,579

Balloon payments					$52,532	$631,243	$182,093	$—	$904,000	$1,880,238	$3,650,106
Principal amortization					8,546	4,518	3,042	3,253	3,478	5,636	28,473
Total consolidated debt					$61,078	$635,761	$185,135	$3,253	$907,478	$1,885,874	$3,678,579

Fixed-rate/hedged variable-rate debt					$14,286	$591,418	$3,042	$3,253	$603,478	$1,885,874	$3,101,351
Unhedged variable-rate debt					46,792	44,343	182,093	—	304,000	—	577,228
Total consolidated debt					$61,078	$635,761	$185,135	$3,253	$907,478	$1,885,874	$3,678,579

(1)
Represents the weighted average interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)	Includes any extension options that we control.

(3)	In addition to the stated rate, the unsecured senior line of credit is subject to an annual facility fee of 0.20%, based on the aggregate commitments outstanding.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Summary of Debt (continued)
(Dollars in thousands)
(Unaudited)

Secured construction loans
Address	Market	Stated Rate	Maturity Date		Outstanding Balance	Remaining Commitment	Total Aggregate Commitments
259 East Grand Avenue	San Francisco Bay Area	L+1.50%	7/1/15	(1)	$46,792	$8,208	$55,000
269 East Grand Avenue	San Francisco Bay Area	L+1.40%	6/1/16	(2)	19,343	16,657	36,000
75/125 Binney Street	Greater Boston	L+1.35%	8/23/17	(3)	106,093	144,307	250,400
					$172,228	$169,172	$341,400

(1)	We have two, one-year options to extend the stated maturity date to July 1, 2017, subject to certain conditions.

(2)	We have two, one-year options to extend the stated maturity date to June 1, 2018, subject to certain conditions.

(3)	We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	40%	≤ 60.0%	35.9%
Secured Debt to Total Assets	≤ 40%	7%	≤ 45.0%	6.4%
Consolidated EBITDA to Interest Expense	≥ 1.5x	5.9x	≥ 1.50x	3.12x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	247%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	38.9%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	8.19x

Interest rate swap agreements
		Number of Contracts	Weighted Average Interest Pay Rate (1)	Fair Value as of 12/31/14	Notional Amount in Effect as of
Effective Date	Maturity Date				12/31/14	12/31/15	12/31/16
December 31, 2013	March 31, 2015	2	0.23%	$(43)	$250,000	$—	$—
March 31, 2014	March 31, 2015	4	0.21%	(22)	200,000	—	—
December 31, 2014	March 31, 2016	3	0.53%	(625)	500,000	500,000	—
March 31, 2016	March 31, 2017	3	1.40%	(219)	—	—	500,000
Total				$(909)	$950,000	$500,000	$500,000

(1)
In addition to the interest pay rate for each swap agreement, interest is also payable at an applicable margin for borrowings outstanding as of December 31, 2014. Borrowings under our unsecured senior bank term loans include an applicable margin of 1.20% and borrowings outstanding under our unsecured senior line of credit include an applicable margin of 1.10%.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Definitions and Reconciliations
(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance. Our computation of non-GAAP measures may not be comparable to similar measures reported by other companies.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA and Adjusted EBITDA:

	Three Months Ended					Year Ended
(In thousands)	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Net (loss) income	$(6,030)	$35,943	$36,116	$40,749	$44,222	$106,778	$140,249
Interest expense:
Consolidated	22,188	20,555	17,433	19,123	17,783	79,299	67,952
Unconsolidated JVs	35	—	—	—	—	35	—
Total interest expense	22,223	20,555	17,433	19,123	17,783	79,334	67,952
Depreciation and amortization:
Continuing operations	57,973	58,388	57,314	50,421	48,084	224,096	189,123
Discontinued operations	—	—	—	—	17	—	1,655
Unconsolidated JVs	329	—	—	—	—	329	—
Total depreciation and amortization	58,302	58,388	57,314	50,421	48,101	224,425	190,778
EBITDA	74,495	114,886	110,863	110,293	110,106	410,537	398,979
Stock compensation expense	4,624	3,068	3,076	3,228	4,011	13,996	15,552
Loss on early extinguishment of debt	—	525	—	—	—	525	1,992
(Gain) loss on sales of real estate – rental properties	(1,838)	—	—	—	—	(1,838)	121
Gain on sales of real estate – land parcels	(5,598)	(8)	(797)	—	(4,052)	(6,403)	(4,824)
Impairment of real estate	51,675	—	—	—	—	51,675	—
Impairment of investments	—	—	—	—	853	—	853
Deal costs	—	—	—	—	1,446	—	1,446
Adjusted EBITDA	$123,358	$118,471	$113,142	$113,521	$112,364	$468,492	$414,119

EBITDA represents earnings before interest, taxes, depreciation, and amortization, a non-GAAP financial measure, and is used by us and others as a supplemental measure of performance.  We use adjusted EBITDA (“Adjusted EBITDA”) to assess the performance of our core operations, including our unconsolidated JVs, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis.  Adjusted EBITDA is calculated as EBITDA, excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments, and deal costs.  We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments, and deal costs.

Adjusted EBITDA margins

Our total revenues exclude revenues from discontinued operations, and for the purposes of calculating the adjusted EBITDA margin ratio, we exclude adjusted EBITDA generated by our discontinued operations to improve the consistency and comparability from period to period.

The following table reconciles adjusted EBITDA to adjusted EBITDA – excluding discontinued operations:

	Three Months Ended					Year Ended
(Dollars in thousands)	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Adjusted EBITDA	$123,358	$118,471	$113,142	$113,521	$112,364	$468,492	$414,119
Add back: operating loss (income) from discontinued operations	116	180	147	162	126	605	(2,676)
Adjusted EBITDA – excluding discontinued operations	$123,474	$118,651	$113,289	$113,683	$112,490	$469,097	$411,443
Total revenues	$188,674	$185,615	$176,402	$176,186	$168,823	$726,877	$631,151
Adjusted EBITDA margins	65%	64%	64%	65%	67%	65%	65%

Adjusted funds from operations

Adjusted funds from operations (“AFFO”) is a non-GAAP financial measure that we use as a supplemental measure of our performance.  AFFO excludes certain items that are not representative of our core operating results because such items are dependent upon historical costs or are subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance.  We believe that net (loss) income attributable to Alexandria’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net (loss) income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Definitions and Reconciliations (continued)
(Unaudited)

Average cash yield

See definition of initial stabilized yield (unlevered).

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and debt premiums/discounts. See definition of fixed charge coverage ratio for a reconciliation of interest expense, the most directly comparable GAAP financial measure, to cash interest.

Construction in progress

A key component of our business model is our value-creation development and redevelopment projects.  These projects are focused on providing high-quality, generic, and reusable science and technology space to meet the real estate requirements of and are reusable by a wide range of client tenants.  We also have certain significant value-creation projects undergoing important and substantial predevelopment activities to bring these assets to their intended use.  These critical activities add significant value and are required for the construction of buildings.  Upon completion, each value-creation project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to high-quality science and technology entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic and reusable facilities.  We generally will not commence new development projects for aboveground construction of Class A science and technology space without first securing pre-leasing for such space except when there is significant market demand for high-quality Class A facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into science and technology space.

Land undergoing predevelopment activities (CIP)

Land undergoing predevelopment activities is classified as construction in progress and is undergoing activities prior to commencement of construction of aboveground building improvements.  If aboveground construction is not initiated at completion of predevelopment activities, the land parcel will be classified as land held for future development.  Our objective with predevelopment is to reduce the time it takes to deliver projects to prospective client tenants.

We are required to capitalize project costs, including interest, property taxes, insurance, and other costs directly related and essential to the development or construction of a project during periods when activities necessary to prepare an asset for its intended use are in progress.  Predevelopment costs generally include the following activities prior to commencement of vertical construction:

•
Traditional preconstruction costs including entitlement, design, construction drawings, Building Information Modeling (3-D virtual modeling), budgeting, sustainability and energy optimization reviews, permitting, and planning for all aspects of the project.

•
Site and infrastructure construction costs including belowground site work, utility connections, land grading, drainage, egress and regress access points, foundation, and other costs to prepare the site for construction of aboveground building improvements.

Land held for future development

All predevelopment efforts have been advanced to appropriate stages and no further predevelopment activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed charge coverage ratio

The fixed charge coverage ratio is a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.  The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13
Adjusted EBITDA	$123,358	$118,471	$113,142	$113,521	$112,364

Interest expense	$22,188	$20,555	$17,433	$19,123	$17,783
Add: capitalized interest	11,665	12,125	11,302	12,013	14,116
Less: amortization of loan fees	(2,822)	(2,786)	(2,743)	(2,561)	(2,636)
Less: amortization of debt (discounts) premiums	(17)	36	69	(205)	(146)
Cash interest	31,014	29,930	26,061	28,370	29,117
Dividends on preferred stock	6,284	6,471	6,472	6,471	6,471
Fixed charges	$37,298	$36,401	$32,533	$34,841	$35,588
Fixed charge coverage ratio:
– quarter annualized	3.3x	3.3x	3.5x	3.3x	3.2x
– trailing 12 months	3.3x	3.3x	3.2x	3.0x	2.9x

Funds from operations and funds from operations, as adjusted

FFO is a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance. Neither FFO nor FFO, as adjusted, should be considered as an alternative to net (loss) income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Definitions and Reconciliations (continued)
(Unaudited)

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the quotient of the estimated amounts of NOI and our investment in the property.  Our initial stabilized yield excludes the impact of leverage.  Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our initial stabilized yields on a cash basis.  Our estimates for initial yields, initial yields on a cash basis, and total costs at completion, represent our initial estimates at the commencement of the project.  We expect to update this information upon completion of the project, or sooner, if there are significant changes to the expected project yields or costs.

•
Initial stabilized yield: reflects rental income less straight-line rent, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield – cash basis: reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis.

Net debt to Adjusted EBITDA

Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage.  The following table reconciles net debt to Adjusted EBITDA:

(Dollars in thousands)	12/31/14		9/30/14		6/30/14		3/31/14		12/31/13
Secured notes payable	$652,209		$636,825		$615,551		$597,511		$708,831
Unsecured senior notes payable	1,747,370		1,747,290		1,048,310		1,048,270		1,048,230
Unsecured senior line of credit	304,000		142,000		571,000		506,000		204,000
Unsecured senior bank term loans	975,000		975,000		1,100,000		1,100,000		1,100,000
Less: cash and cash equivalents	(86,011)		(67,023)		(61,701)		(74,970)		(57,696)
Less: restricted cash	(26,884)		(24,245)		(24,519)		(30,454)		(27,709)
Net debt	$3,565,684		$3,409,847		$3,248,641		$3,146,357		$2,975,656
Adjusted EBITDA:
– quarter annualized	$493,432		$473,884		$452,568		$454,084		$449,456
– trailing 12 months	$468,492		$457,498		$441,914		$428,699		$414,119
Net debt to Adjusted EBITDA:
– quarter annualized	7.2	x	7.2	x	7.2	x	6.9	x	6.6	x
– trailing 12 months	7.6	x	7.5	x	7.4	x	7.3	x	7.2	x

NOI

The following table reconciles total NOI from continuing operations to income from continuing operations:

	Three Months Ended		Year Ended
(In thousands)	12/31/14	12/31/13	12/31/14	12/31/13
(Loss) income from continuing operations	$(13,350)	$40,313	$99,142	$134,525
Add back:
General and administrative	13,861	12,751	53,530	48,520
Interest	22,223	17,783	79,334	67,952
Depreciation and amortization	58,302	48,084	224,425	189,123
Impairment of real estate	51,675	—	51,675	—
Loss on early extinguishment of debt	—	—	525	1,992
	146,061	78,618	409,489	307,587
Total NOI from continuing operations	$132,711	$118,931	$508,631	$442,112

NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, excluding loss on early extinguishment of debt, impairment of real estate, depreciation and amortization, interest expense, and general and administrative expense.  We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets, including our pro rata share from our unconsolidated JVs.  NOI on a cash basis is NOI, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe NOI is useful to investors as a performance measure, because when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  NOI presented by us may not be comparable to NOI reported by other equity REITs that define NOI differently.  We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our consolidated statements of income.  NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	54

ALEXANDRIA REAL ESTATE EQUITIES, INC.
December 31, 2014

Definitions and Reconciliations (continued)
(Unaudited)

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including assets acquired, properties placed into development and redevelopment, and projects delivered into operations from development and redevelopment, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties, including any unconsolidated JVs, that were fully operating for the entirety of the comparative periods presented separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the same properties.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total market capitalization

Total market capitalization is equal to the sum of outstanding shares of series E cumulative convertible preferred stock and common stock multiplied by the related closing price of each class at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock, and total debt.

Unencumbered NOI as a percentage of total NOI from continuing operations

Unencumbered NOI as a percentage of total NOI from continuing operations is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level.  We use unencumbered NOI as a percentage of total NOI from continuing operations in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations.  Unencumbered NOI is derived from assets classified in continuing operations which are not subject to any mortgage, deed of trust, lien, or other security interest as of the period for which income is presented.

	Three Months Ended					Year Ended
(Dollars in thousands)	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Unencumbered NOI	$111,741	$108,155	$103,951	$103,096	$82,267	$426,943	$305,028
Encumbered NOI	20,970	20,037	20,098	20,583	36,664	81,688	137,084
Total NOI from continuing operations	$132,711	$128,192	$124,049	$123,679	$118,931	$508,631	$442,112
Unencumbered NOI as a percentage of total NOI	84%	84%	84%	83%	69%	84%	69%

Weighted average interest rate for capitalization of interest

The weighted average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees.  A separate calculation is performed to determine our weighted average interest rate for capitalization for each month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of effective interest rate swap agreements, and the amount of loan fee amortization.

The following table presents the weighted average interest rate for capitalization of interest:

	Three Months Ended
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13
Weighted average interest rate	3.69%	3.73%	3.41%	3.88%	4.09%

Weighted average shares for calculating FFO, FFO, as adjusted, and AFFO per share

Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders represent the weighted average of common shares outstanding during the period, calculated as follows:

	Three Months Ended					Year Ended
(In thousands)	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/14	12/31/13
Weighted average shares – basic	71,314	71,195	71,126	71,073	71,000	71,170	68,038
Assumed conversion of 8.00% unsecured senior convertible notes	—	—	—	—	—	—	5
Weighted average shares – diluted	71,314	71,195	71,126	71,073	71,000	71,170	68,043

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2015	55